AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of February 2, 1999 among ROYAL PRECISION, INC., a Delaware corporation ("RP"), COYOTE SPORTS, INC., a Nevada corporation ("CSI") and RP ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of CSI ("Merger Sub"), evidences that, for and in consideration of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         RECITALS

         A. The Boards of Directors of CSI and Merger Sub and the Board of Directors of and RP have approved the merger of Merger Sub into RP upon the terms and subject to the conditions set forth herein (the "Merger") and have determined that the Merger is advisable, fair to, and in the best interests of, their respective shareholders.

         B. For U.S. federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         C. Concurrently herewith, certain holders of voting stock of RP and CSI, respectively, have entered into agreements ("Shareholder Agreements") pursuant to which they agree to vote such stock beneficially owned by them in favor of the transactions contemplated by this Agreement.

ARTICLE 1. THE TRANSACTION.

         1.1. THE MERGER. Upon the terms and subject to the conditions hereof, on the Effective Date (as defined in Section 1.2), Merger Sub shall be merged with and into RP which shall be the surviving corporation in the Merger (the "Surviving Corporation"), the separate existence of Merger Sub shall thereupon cease, and the name of the Surviving Corporation shall by virtue of the Merger remain "Royal Precision, Inc."

         1.2. EFFECTIVE DATE OF THE MERGER. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made concurrently with the closing of the transaction contemplated by this Agreement in accordance with
Section 1.12. When used in this Agreement, the term "Effective Date" shall mean the date and time at which such Certificate of Merger is so filed or at such time thereafter as is provided in such Certificate of Merger.

         1.3. TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. In this regard, CSI represents that it presently intends, and that at the Effective Date it will intend, to continue RP's historic business or use a significant portion of RP's business assets in a business.

         1.4.     CONVERSION OF SECURITIES.

                  1.4.1. As of the Effective Date, by virtue of the Merger and without any action on the part of any holder of any shares of RP's Common Stock, $.001 par value ("RP Shares" or "RP Common Stock"):

                           (a) All shares of RP Common  Stock  which are held by
                  RP or any Subsidiary (as defined in Section 8.13) of RP shall be canceled.

                           (b) Subject to Section 1.7, each remaining outstanding share of RP Common Stock shall be converted into that number of fully paid and nonassessable shares of the Convertible Preferred Stock, $.001 par value, of CSI ("CSI Preferred Stock"), having the rights and preferences set forth in Exhibit 1.4.1 hereto, determined by dividing (i) the number of shares of CSI's Common Stock, par value $.001 per share ("CSI Common Stock"), actually issued and outstanding as of the Effective Date by (ii) the number of shares of RP Common Stock actually issued and outstanding as of the Effective Date, carried to four decimal places (the "Exchange Ratio").

                           (c) Each  issued  and  outstanding  share  of  Common
                  Stock, without par value, of Merger Sub ("Merger Sub Common Stock") shall be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

          1.5. TERMS OF EXCHANGE. The manner of exchanging RP Common Stock for CSI Preferred Stock in the Merger shall be as follows:

                  1.5.1. On the Effective Date, CSI shall make available to such United States federally or state chartered commercial bank or trust company having net capital of not less than $100,000,000 (or a subsidiary thereof) as may be selected as exchange agent by CSI (the "Exchange Agent"), for the benefit of each holder of RP Common Stock, a sufficient number of certificates representing CSI Preferred Stock to effect the delivery of CSI Preferred Stock required to be issued pursuant to Section 1.4. CSI shall enter into an agreement (the "Exchange Agent Agreement") with the Exchange Agent pursuant to which the Exchange Agent shall be obligated to provide the services set forth in Section 1.5.2.

               1.5.2. The Exchange Agent Agreement shall provide that promptly after the Effective Date, the Exchange Agent shall mail to each holder of record (as shown on the books of RP's transfer agent as of the Effective Date) of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of RP Common Stock (individually, a "Certificate" and collectively, the "Certificates") (a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (b) instructions for use in effecting the surrender of the Certificates for exchange. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the shares of RP Common Stock represented by such Certificates the number of shares of CSI Preferred Stock into which such shares of RP Common Stock are converted in the Merger and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, Certificates shall represent solely the right to receive the number of shares of CSI Preferred Stock into which such shares of RP Common Stock are converted in the Merger and any cash in lieu of fractional shares of CSI Preferred Stock as contemplated by Section
          1.7 with respect to each of the shares of RP Common Stock represented thereby. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the CSI Preferred Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such CSI Preferred Stock for the account of the persons entitled thereto.

                  1.5.3. Certificates surrendered for exchange by any Affiliate (as defined in Section 5.9.1) shall not be exchanged for certificates representing shares of CSI Preferred Stock until CSI has received the written agreements from such Affiliate as provided in Section 5.9.2.

         1.6. DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared or made on CSI Preferred Stock will be paid to persons entitled to receive certificates representing CSI Preferred Stock pursuant to this Agreement until such persons surrender their Certificates representing RP Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such CSI Preferred Stock shall be issued any dividends or other distributions which shall have become payable with respect to such CSI Preferred Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any cash in lieu of fractional shares or any certificate representing CSI Preferred Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such CSI Preferred Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of RP Common Stock for any shares of CSI Preferred Stock or dividends thereon properly delivered to a public official pursuant to any applicable escheat laws.

          1.7. NO FRACTIONAL SHARES. No certificates or scrip representing less than one share of CSI Preferred Stock shall be issued upon the surrender for exchange of Certificates representing RP Common Stock pursuant to Section 1.5.2. In lieu of any such fractional share, each holder of RP Common Stock who would otherwise have been entitled to a fraction of a share of CSI Preferred Stock upon surrender of Certificates for exchange pursuant to Section 1.5.2 shall be paid upon such surrender cash (without interest) in an amount equal to (x) such fractional interest multiplied by (y) the product of $6.00 multiplied by the reciprocal of the Exchange Ratio. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of RP in lieu of any fractional interests, CSI shall make available to the Exchange Agent, which shall in turn make available in accordance with this Agreement, such amounts to such former stockholders.

          1.8. STOCK OPTIONS.

                  1.8.1. Each option or warrant to purchase RP Common Stock issued pursuant to the Royal Precision, Inc. Stock Option Plan and the FM Precision Golf Corp. 1997 Stock Option Plan, or otherwise which is
         (a) set forth in the RP Disclosure Schedule (as hereinafter defined), and (b) outstanding as of the Effective Date (individually, an "RP Option" and, collectively, the "RP Options") shall be assumed by CSI and converted into an option or warrant (or a substitute option shall be granted) to purchase the number of shares of CSI Common Stock (rounded to the nearest whole share) equal to the number of shares of CSI Preferred Stock into which the number of shares of RP Common Stock subject to such RP Option would have been converted pursuant to the Merger (that is, the number of shares of RP Common Stock subject to such RP Option multiplied by the Exchange Ratio), at an exercise price per share of CSI Preferred Stock (rounded to the nearest penny) equal to the former exercise price per share of RP Common Stock under the RP Option immediately prior to the Effective Date multiplied by the reciprocal of the Exchange Ratio; provided, however, that in the case of any RP Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code and the regulations issued thereunder. Except as otherwise provided in the applicable plan or agreement granting the RP Options, the duration, vesting and other terms of each new option to purchase shares of CSI Common Stock shall be the same as the original RP Option except that all references in the option agreement to RP shall be deemed to be references to CSI. CSI and RP agree to take such action as may be necessary to effectuate the foregoing provisions.

                  1.8.2. As soon as practicable after the Effective Date, CSI shall deliver to each holder of an option to purchase CSI Common Stock a notice that accurately reflects the changes to such option contemplated by this Section 1.8.

         1.9. STOCKHOLDER APPROVAL. Each of RP and CSI shall take all action reasonably necessary, in accordance with applicable law and their respective certificate or articles of incorporation and by-laws, to convene a special meeting of the holders of RP Common Stock (the "RP Meeting") and a special meeting of the holders of CSI Common Stock (the "CSI Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement. Subject to Section 5.1, the Board of Directors of RP will recommend that holders of RP Common Stock vote to approve the Merger and to adopt this Agreement at the RP Meeting and the Board of Directors of CSI will recommend that holders of CSI Common Stock vote to approve an increase in the number of authorized shares of the CSI Preferred Stock and the issuance of CSI Preferred Stock pursuant to the Merger at the CSI Meeting.

         1.10. CLOSING OF RP'S TRANSFER BOOKS. At the Effective Date, the stock transfer books of RP shall be closed and no transfer of shares of RP Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for CSI Preferred Stock and/or cash as provided in Sections 1.4, 1.5, 1.6 and 1.7.

         1.11. ASSISTANCE IN CONSUMMATION OF THE MERGER. Each of CSI, Merger Sub and RP shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as practicable in accordance with the terms and conditions of this Agreement. CSI shall cause Merger Sub to perform all of its obligations in connection with this Agreement.

         1.12. CLOSING. The closing of the transaction contemplated by this Agreement shall take place (a) at the offices of Kramer Levin Naftalis & Frankel LLP, New York, New York at 10:00 A.M. local time on the day which is not more than one business day after the day on which the last of the conditions set forth in Article 6 (other than those requiring an exchange of a certificate, opinion or other document, or the taking of other action, at the closing) is fulfilled or waived or (b) at such other time and place as CSI and RP shall agree in writing.

         1.13. ILLUSTRATIVE COMPUTATION. For the avoidance of doubt, if the Exchange Ratio for purposes of Section 1.4.1(b) were to be determined on the basis of the number of shares of CSI Common Stock and RP Common Stock stated to be outstanding in Sections 3.4 and 4.4 hereof, the Exchange Ratio would be
1.0018 (that is, 5,677,692 divided by 5,667,375) and the reciprocal of the Exchange Ratio would be .9982.

ARTICLE 2. SURVIVING CORPORATION.

         2.1. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of RP as of the Effective Date shall be the Certificate of Incorporation of the Surviving Corporation until duly amended by the stockholder of the Surviving Corporation subsequent to the Effective Date.

         2.2. BY-LAWS. The By-Laws of Merger Sub as in effect immediately prior to the Effective Date shall be the By-Laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law.

          2.3. OFFICERS; BOARD OF DIRECTORS.

                  2.3.1. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Certificate of Incorporation and ByLaws.

                  2.3.2. The officers of RP at the Effective Time and such other persons as may be designated by CSI shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed or until their earlier death, resignation or removal, in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

          2.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law ("DGCL").

ARTICLE 3. REPRESENTATIONS OF CSI. CSI hereby represents and warrants to RP that:

         3.1.     CSI DISCLOSURE SCHEDULE

                  3.1.1. The CSI Disclosure Schedule sets forth all of the information concerning CSI, its Subsidiaries and the CSI Shares required in this Article 3. To the extent any statement in this Article 3 is untrue, the CSI Disclosure Schedule sets forth the statements necessary to make the statements in this Article 3 true. All information and statements set forth in the CSI Disclosure Schedule shall be deemed to supersede and correct the statements made in this
         Article 3 and to be additional representations and warranties of CSI. The CSI Disclosure Schedule sets forth all of the information and statements required in numbered sections bearing the number of the Section of this Agreement calling for such information and in the order of such numbers in this Agreement.

                  3.1.2. CSI has delivered to RP complete and accurate copies of
         (a) any written contract or other document referred to in the CSI Disclosure Schedule or herein and (b) the CSI Reports referred to in
         Section 3.7 of this Agreement.

          3.2. EXISTENCE AND GOOD STANDING OF CSI. CSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. CSI is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not reasonably be expected to have a material adverse effect on the consolidated business, financial condition or results of operations of CSI and its Subsidiaries (a "CSI Material Adverse Effect"). Each of CSI's Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, has the corporate or other power and corporate or other authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect. Neither CSI nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which CSI or any CSI Subsidiary or any of their respective properties or assets is subject, except where such violation would not have, individually or in the aggregate, a CSI Material Adverse Effect. CSI and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such items or to take any such action would reasonably be expected to have a CSI Material Adverse Effect. The copies of the certificate or articles of incorporation and By-Laws of CSI, Merger Sub and each other CSI Subsidiary previously delivered to RP are true and correct. Neither CSI nor any of the CSI Subsidiaries is in violation of any of the provisions of their restated articles of incorporation or By-Laws.

          3.3. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. Each of CSI and Merger Sub has the requisite corporate power and corporate authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and consummate the transactions contemplated hereby and thereby. Subject only to the approval of the amendment of CSI's articles of incorporation and the issuance of the CSI Preferred Stock pursuant to this Agreement and the transaction contemplated hereby by the holders of a majority of the outstanding CSI Shares, the consummation by CSI of the transaction contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of CSI, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          3.4. CAPITAL STOCK. CSI has an authorized capitalization consisting of 25,000,000 shares of Common Stock, par value $.001 per share, of which 5,677,692 shares are issued and outstanding, and 4,000,000 shares of preferred stock, par value $.001 per share, of which 75,000 shares are issued and outstanding. On or immediately prior to the Effective Date, CSI will have authorized capitalization as set forth in Exhibit 3.4.1 (including the CSI Preferred Stock to be issued pursuant to the Merger). Except as set forth in the CSI Disclosure Schedule, CSI has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of CSI on any matter. All such outstanding shares have been and will be duly authorized and validly issued and are and will be fully paid and non-assessable. Except as set forth in the CSI Disclosure Schedule, there are, and at the Effective Date, there will be no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, convertible securities, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of CSI by or to CSI, other than as contemplated by this Agreement.

          3.5. SUBSIDIARIES. Except as set forth in the CSI Disclosure Schedule, CSI owns each of the outstanding shares of capital stock of each of CSI's Subsidiaries. Each of the outstanding shares of capital stock of each of CSI's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and except as set forth in the CSI Disclosure Schedule, is owned by CSI free and clear of all liens, pledges, security interests, claims or other encumbrances. The CSI Disclosure Schedule sets forth with respect to each CSI Subsidiary (a) its name and jurisdiction of incorporation, (b) its authorized capital stock, and (c) the number of issued and outstanding shares of capital stock. Except for interests in the CSI Subsidiaries, neither CSI nor any CSI Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, limited liability company, business, trust or entity.

          3.6. NO VIOLATIONS. The execution and delivery of this Agreement by CSI and the consummation of the transaction contemplated hereby (a) will not violate any provision of the articles of incorporation or by-laws of CSI or its Subsidiaries, (b) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of CSI or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which CSI or any of its Subsidiaries is a party, or by which CSI or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect; (c) will not violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to CSI or any of its Subsidiaries or any of their respective properties or assets (assuming completion of the Regulatory Filings as defined in (d) below), except for violations which would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect, or (d) other than the filings provided for in Section 1, filings under the Securities Exchange Act of 1934 (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), will not require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect.

          3.7. SEC DOCUMENTS.

               3.7.1.  CSI has  furnished RP with each  registration  statement,
          Quarterly Report on Form 10-QSB, Report on Form 8-KSB, report, proxy statement or information statement, including all exhibits thereto, prepared by CSI since September 18, 1997, including, without limitation, (a) its Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997 (the "CSI Balance Sheet Date") which includes the consolidated balance sheets of CSI and its Subsidiaries (the "CSI Balance Sheet") as of such date (the "CSI Balance Sheet Date") and CSI's Quarterly Reports on Form 10- QSB, and Reports on Form 8-K filed since the filing of such Annual Report and (b) its proxy statement for its annual meeting of Stockholders held on May 9, 1998, each of (a) and (b) in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") and the items in (a) and (b), the "CSI Reports." As of their respective dates, the CSI Reports (including, without limitation, any financial statement or schedules included or incorporated by reference therein)
          (i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, and the respective rules and regulations thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The 1996 and 1997 consolidated financial statements of CSI included in or incorporated by reference into the CSI Reports (including the related notes and schedules) present fairly, in all material respects the consolidated financial position of CSI and its Subsidiaries as of December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for such fiscal periods, in conformity with generally accepted accounting principles ("GAAP"), consistently applied during the periods involved. Except as and to the extent set forth on the CSI Balance Sheet, including all notes thereto, or as set forth in the CSI Reports or the CSI Disclosure Schedule, neither CSI nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required to be reflected on, or reserved against in, a consolidated balance sheet of CSI, prepared in accordance with GAAP, consistently applied, except liabilities arising in the ordinary course of business since such date which would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect.

          3.8. LITIGATION. There is no action, suit or proceeding pending against CSI or the CSI Subsidiaries, or, to the knowledge of CSI, overtly threatened against CSI or its Subsidiaries or any of their respective properties or assets, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality which would reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect, or would prevent or delay the consummation of the transaction contemplated by this Agreement. Neither CSI nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a CSI Material Adverse Effect or would prevent or delay the consummation of the transaction contemplated hereby.

          3.9. ABSENCE OF CERTAIN CHANGES. Since the CSI Balance Sheet Date, each of CSI and its Subsidiaries has conducted its business only in the ordinary course of such business and there has not been (a) any event or changes with respect to CSI and its Subsidiaries (other than events or changes in general economic conditions or developments affecting the industry generally) having, individually or in the aggregate, a CSI Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (c) any material change in its accounting principles, practices or methods, (d) any amendments or changes in the Amended and Restated Articles of Incorporation or By-Laws of CSI, (e) any material revaluation by CSI of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (f) any sale of a material amount of property of CSI or its Subsidiaries, except in the ordinary course of business, or (g) any increase in the compensation or benefits or establishment of any bonus, insurance, severance deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of CSI or any of the CSI Subsidiaries except in the ordinary course of business consistent with past practice or except as required by applicable law.

          3.10. TAX MATTERS.

Except as set forth in the CSI Disclosure Schedule:

                  3.10.1. For purposes of this Agreement "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), and all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

                  3.10.2. Each of CSI and its Subsidiaries has timely filed or caused to be timely filed all returns, statements, forms, declarations and reports for Taxes ("Returns") which are required to be filed by, or with respect to, any of them on or prior to the Effective Date (taking into account all applicable extensions). The Returns have accurately reflected and will accurately reflect all liability for Taxes of CSI and its Subsidiaries for the periods covered thereby.

                  3.10.3. All Taxes and Tax liabilities of CSI and its Subsidiaries for all taxable years or periods that end on or before the Effective Date and, with respect to any taxable year or period beginning before and ending after the Effective Date, the portion of such taxable year or period ending on and including the Effective Date, have been timely paid or will be timely paid in full on or prior to the Effective Date or accrued and adequately disclosed and fully provided for on the books and records of CSI in accordance with GAAP.

                  3.10.4. Complete and accurate copies of all CSI federal, state and local income tax returns have been made available to RP.

                  3.10.5. Neither CSI nor any of its Subsidiaries has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has CSI or any of its Subsidiaries received any notices from any taxing authority relating to any issue which could affect the Tax liability of CSI or any of its Subsidiaries. Neither CSI nor any of its Subsidiaries, as of the Effective Date, (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of CSI or any of its Subsidiaries or (B) is presently contesting the Tax liability of CSI or any of its Subsidiaries before any court, tribunal or agency. Neither CSI nor any of its Subsidiaries has granted a power-of-attorney relating to Tax matters to any person. All final adjustments made by the Internal Revenue Service ("IRS") with respect to any federal tax return of CSI or its Subsidiaries have been reported for state and local income tax purposes to the relevant state or local taxing authorities.

                  3.10.6. Neither CSI nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a Return with respect to which CSI was the common parent).

                  3.10.7. All Taxes which CSI or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

                  3.10.8. There are no Tax sharing, allocation, indemnification or similar agreements in effect as between CSI or any predecessor or affiliate thereof and any other party under which CSI or any of its Subsidiaries could be liable for any Taxes or other claims of any party other than of CSI and its Subsidiaries.

                  3.10.9. No requests for ruling or determination letters relating to federal, state or local income taxes paid or payable by CSI or any of its Subsidiaries are pending with any taxing authority.

                  3.10.10. (a) Neither CSI nor any CSI Subsidiary has agreed to or is required to make any adjustment pursuant to Section 481 of the Code or the corresponding tax laws of any nation, state or locality by reason of a change in accounting method initiated by CSI or its Subsidiaries or required by law, (b) CSI has no knowledge that the IRS or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method and (c) CSI has no knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of CSI or its Subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

                  3.10.11. (a) There are no deferred intercompany transactions between CSI and any of its Subsidiaries or between its Subsidiaries which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (b) there are no other transactions or facts existing with respect to CSI and/or its Subsidiaries which by reason of the consummation of the transaction contemplated by this Agreement will result in CSI and/or its Subsidiaries recognizing income.

                  3.10.12. There are no Tax liens on any of the assets or property of CSI or its Subsidiaries.

                  3.10.13. There are no contracts, agreements or plans entered into by CSI or its Subsidiaries covering any person that individually or collectively would require CSI or any of its Subsidiaries to make any payments of any amount which would not be deductible by reason of the provisions of Section 162(m) or Section 280G of the Code.

                  3.10.14. Neither CSI nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have
         Section  341(f)(2) of the Code apply to any disposition of a subsection
         (f) asset (as such term is defined in Section 341(f) of the Code) owned by it.


         3.11. CERTAIN EMPLOYEE PLANS.

                  3.11.1. (a) "Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any fringe benefit plan, any equity compensation plan or arrangement (including without limitation, stock option, restricted stock and stock purchase plans), any plan, policy or arrangement for the provision of executive compensation, incentive benefits, bonuses or severance benefits, any employment contract, collective bargaining agreement, deferred compensation agreement, Code section 125 cafeteria plan or split dollar arrangement, any participation or similar agreement with a multi-employer pension fund, or any other plan, policy, arrangement or scheme for the provision or funding of employee benefits with respect to which an CSI or RP Controlled Group Member in the past or present, directly or indirectly maintained or maintains, sponsored or sponsors, or had or has any liability or obligation.

                  (b) "CSI Controlled Group Member" means CSI and each other person or entity required to be aggregated with CSI under Code section 414(b), (c), (m) or (o).

                  (c) "RP Controlled Group Member" means RP and each other person or entity required to be aggregated with RP under Code section 414(b), (c), (m) or (o).

                  3.11.2. Each Benefit Plan maintained by any CSI Controlled Group Member (the "CSI Benefit Plans") complies with, and has been administered in accordance with, in all material respects, all applicable requirements of law, except for instances of non-compliance that would not reasonably be expected to have caused, individually or in the aggregate, a CSI Material Adverse Effect. The CSI Benefit Plans are listed in the CSI Disclosure Schedule and copies or descriptions of all material Plans have previously been provided to RP.

                  3.11.3. With respect to each CSI Benefit Plan intended to qualify under section 401(a) of the Code, (a) a favorable determination letter has been issued by or an application is pending with the IRS with respect to the qualification of each CSI Benefit Plan, and (b) no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA and the Code) or termination has occurred under circumstances which present a risk of material liability by any CSI Controlled Group Member to any governmental entity or other person, including an CSI Benefit Plan. Each CSI Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such CSI Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), whether or not waived. No CSI Controlled Group Member directly or indirectly contributes to, has an obligation to contribute to or has, or could be reasonably expected to have, liability with respect to, and has not directly or indirectly maintained, sponsored, contributed to or had an obligation to contribute to at any time within the 10 year period ending on the date of the Closing, any employee benefit plan which is a multi-employer plan subject to the requirements of Subtitle E of Title IV of ERISA.

                  3.11.4.  Except as  required by Code  section  4980B or 162 or
         Part 6 of Subtitle B of Title I of ERISA, no CSI Controlled Group Member provides any health, welfare or life insurance benefits to any of its former or retired employees, which benefits would be material either individually or in the aggregate to CSI.

         3.12. LABOR MATTERS.

                  3.12.1. Except as set forth in the CSI Disclosure Schedule, neither CSI nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of CSI, overtly threatened against CSI or its Subsidiaries relating to their business, except for any such proceeding which would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect. To the knowledge of CSI, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or overtly threatened involving employees of CSI or any of its Subsidiaries.

                  3.12.2. CSI has delivered to RP copies of all employment agreements, consulting agreements, severance agreements, bonus and incentive plans, profit-sharing plans and other material agreements, plans or arrangements with respect to compensation of the employees of CSI and its Subsidiaries (the "CSI Compensation Arrangements"). The Merger will not accelerate or otherwise give rise to payments pursuant to the CSI Compensation Arrangements.

         3.13. ENVIRONMENTAL LAWS AND REGULATIONS.

                  3.13.1. CSI and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws and regulations of the United States and national and local laws and regulations of the United Kingdom relating to pollution, hazardous substances, or protection of human health or the environment (collectively, "Environmental Laws") which compliance includes, but is not limited to, the possession by CSI and its Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither CSI nor any of its Subsidiaries has received written notice of, or, to the knowledge of CSI, is the subject of, any action, cause of action, claim, investigation, demand or notice, including without limitation, non-compliance orders, warning letters, or notices of violation, by any person or entity alleging liability under or non-compliance with any Environmental Law (an "CSI Environmental Claim"), nor to the knowledge of CSI is there any basis for any CSI Environmental Claim that would reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect. To the knowledge of CSI there are no circumstances that are reasonably likely to prevent or interfere with such material compliance or give rise to such liability in the future.

                  3.13.2. There are no CSI Environmental Claims, which would reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect, that are pending or, to the knowledge of CSI, overtly threatened against CSI or any of its Subsidiaries or, to the knowledge of CSI, against any person or entity whose liability for any CSI Environmental Claim CSI or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  3.13.3. Neither CSI nor any CSI Subsidiary (a) has handled or discharged, nor has it allowed or arranged for any third party to handle or discharge, any hazardous substances to, at or upon: (i) any location other than a site lawfully permitted to receive such hazardous substances, (ii) any parcel of real property owned or leased by CSI or any CSI Subsidiary, except in compliance with applicable Environmental Laws; (iii) any site which, pursuant to CERCLA or any similar state law or law of the U.K. (x) has been placed on the National Priorities List or its state or U.K. equivalent, or (y) the Environmental Protection Agency or any equivalent agency in the U.K. or the relevant state agency has notified CSI that it has proposed or is proposing to place on the National Priorities List or its state equivalent or equivalent in the U.K.; or (b) has any knowledge that there has occurred or is presently occurring a discharge, or threatened discharge, of any hazardous substance on, into or beneath the surface of, or adjacent to, any real property owned or leased by CSI or any CSI Subsidiary.

                  3.13.4. The CSI Disclosure Schedule identifies (a) all environmental audits, assessments, or occupational health studies undertaken by CSI or its agents on its behalf, or, to the knowledge of CSI, undertaken by any governmental authority, or any third party, relating to or affecting any real property owned or leased by CSI or any CSI Subsidiary; (b) the results of any ground, water, soil, air or asbestos monitoring undertaken by CSI or its agents on its behalf, or, to the knowledge of CSI, undertaken by any governmental authority or any third party, relating to or affecting any real property owned or leased by CSI or any CSI Subsidiary; (c) all material written communications between CSI and any governmental authority arising under or related to Environmental Laws; and (d) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees relating to or affecting any real property owned or leased by CSI or any CSI Subsidiary.

         3.14. REAL PROPERTY.

                  3.14.1. CSI has delivered to RP either copies or fair and accurate summaries (the "CSI Property Documents") of each of its leases, subleases, deeds, material licenses or other material agreements or instruments (and any amendments thereto) under which CSI or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, any real property (the "CSI Real Estate Agreements"). Each CSI Real Estate Agreement is valid, binding and in full force and effect, all rent and other sums and charges payable by CSI and its Subsidiaries as tenants thereunder are current, no termination event or condition or uncured default of a material nature on the part of CSI or any such Subsidiary or, to the knowledge of CSI, as to a landlord, exists under any CSI Real Estate Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect. The information contained in the CSI Property Documents is true and correct in all material respects.

                  3.14.2. Except for any of the following matters which would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect:

                           (a) CSI has not  granted,  and to the  best of  CSI's
                  knowledge, no other person has granted, any leases, subleases, licenses or other agreements granting to any person other than CSI any right to possession, use, occupancy or enjoyment of the property covered by the CSI Real Estate Agreements, or any portion thereof, and

                           (b) CSI is not obligated  under any option,  right of
                  first refusal or any contractual right to purchase, acquire, sell or dispose of any real property covered by the CSI Real Estate Agreements.

                  3.14.3. None of the CSI Real Estate Agreements contains continuous operating covenants, radius restrictions or provisions requiring the consent of the landlord to the Merger or the assumption of CSI's obligations under the CSI Real Estate Agreements in the manner contemplated by this Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect.

         3.15. LIMITATION ON BUSINESS CONDUCT. Neither CSI nor any of the CSI Subsidiaries is a party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting in any material respect the freedom of CSI or any of the CSI Subsidiaries to engage in any line of business or to compete with any entity or which would prohibit the business of RP, CSI or any of their respective Subsidiaries from being conducted in substantially the same manner as it was conducted prior to the Merger.

         3.16. TITLE TO PROPERTY. Each of CSI and each of the CSI Subsidiaries owns the material properties and assets that it purports to own free and clear of all liens, security interests, charges or encumbrances, except for any liens, security interests, charges or encumbrances which arise in the ordinary course of business (including mechanics' liens and other similar statutory liens) and do not materially impair CSI's or any CSI Subsidiary's ownership or use of any such properties or assets, or liens for taxes not yet due. The rights, properties and assets presently owned, leased or licensed by CSI include all rights, properties and assets necessary to permit CSI and the CSI Subsidiaries to conduct their business in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

         3.17. INSURANCE. CSI and its Subsidiaries maintain with respect to their operations and their assets, in full force and effect, policies of insurance in the ordinary course of business as is usual and customary for businesses similarly situated to CSI. CSI has provided RP copies of all insurance policies so maintained and all claims associated with its operations and the operations of its Subsidiaries for the past 18 months.

         3.18. INTELLECTUAL PROPERTY. Every material trade secret (including know-how, inventions, designs and processes), patent, patent right, trademark, trademark right, logo, service mark, trade name or copyright, or application thereof, and licenses and rights with respect to the foregoing, used in connection with the business of CSI and its Subsidiaries (the "CSI Intellectual Property"), is protected by CSI in a manner which, under the circumstances, is prudent and commercially reasonable, and owned by CSI or its Subsidiaries free and clear of any liens, encumbrances, claims or restrictions whatsoever which would have a CSI Material Adverse Effect, direct or indirect. There are no valid grounds for any bona fide claims (i) to the effect that the business of CSI or any of the CSI Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by CSI or any of the CSI Subsidiaries, of any patents, patent rights, trademarks, trademark rights, logos, trade names, service marks, trade secrets, copyrights, technology, know-how or computer software programs and applications used in the business of CSI or any of the CSI Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the patents, patent rights, registered and material unregistered trademarks, logos and service marks, registered copyrights, trade names and any applications therefor owned by CSI or any of the CSI Subsidiaries or other trade secret material to CSI or any of the CSI Subsidiaries; or (iv) challenging the license or legally enforceable right to use of any third-party patents, patent rights, trademarks, trademark rights, logos, service marks, trade names and copyrights by CSI or any of the CSI Subsidiaries, except, in each case, for claims that, if determined adversely to CSI, would not reasonably be expected to have, individually or in the aggregate, a CSI Material Adverse Effect. Neither CSI nor any of its Subsidiaries has granted to any other person the right to use the CSI Intellectual Property, or any part thereof. CSI is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, patent rights, trademark, trademark rights, logo, service mark, trade name, trade name rights, copyright or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise.

         3.19. CERTAIN CONTRACTS. CSI has delivered copies of each contract to which CSI or any of its Subsidiaries is a party (i) calling for payments in excess of $100,000 in the case of any contract or series of related contracts or
(ii) otherwise material to CSI or any of its Subsidiaries, or by which any of their respective properties or assets are bound. CSI and its Subsidiaries, and to CSI's knowledge the other parties thereto, are in compliance in all material respects with all material terms of such contracts.

         3.20. NO BROKERS. Neither CSI nor any CSI Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of CSI or RP or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby, except that CSI has retained Lehman Brothers as its financial advisor and to render a fairness opinion as set forth herein. The arrangements with Lehman Brothers have been disclosed in writing to RP prior to the date hereof.

         3.21. CONFLICTS OF INTEREST. No officer, or director, or, to the knowledge of CSI, no significant shareholder, employee or consultant of CSI or any CSI Subsidiary, or any affiliate of such person has any direct or indirect interest (except a passive investment in less than 5% of the publicly traded stock of a public company) (a) in any corporation, partnership, proprietorship, association, or other person or entity which does business with CSI or any CSI Subsidiary, (b) in any property, asset or right which is used by CSI or any CSI Subsidiary in the conduct of its business, or (c) in any contract to which CSI is a party or by which CSI or any CSI Subsidiary may be bound nor are any amounts owing to any such person by, or due to any such person from, CSI or any CSI Subsidiary.

         3.22.  PERSONAL  PROPERTY.  CSI  owns  all  of  its  material  personal property, including, without limitation, the material personal property reflected in the CSI Balance Sheet, except for personal property disposed of in the ordinary course of business since the CSI Balance Sheet Date, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction, except those which are shown and described in the CSI Balance Sheet or the notes thereto. All personal properties purported to be leased by CSI are subject to valid and effective leases.

         3.23. TAKEOVER STATUTE. The Board of Directors of CSI has taken all appropriate action so that no former shareholder of RP will be an "interested stockholder" of CSI subject to Sections 78.438 and 78.439 of the Nevada General Corporation Law (the "NGCL") by virtue of the transactions contemplated by this Agreement.

         3.24. DISCLOSURE. Neither CSI nor any CSI Subsidiary has knowingly withheld from RP any material facts relating to CSI's and any CSI Subsidiary's assets, business, operations, financial conditions, or prospects. No representation or warranty in this Agreement contains any untrue statement of a material fact.

         3.25. STATUS AS REORGANIZATION.

                  3.25.1. CSI has no plan or intent to:

                           (a) Liquidate RP;

                           (b) Merge RP with or into another corporation;

                           (c) Sell or otherwise dispose of the stock of RP except for transfers of stock to corporations "controlled" (within the meaning of Section 368(c) of the Code) by CSI;

                           (d) Reacquire any of its stock issued in connection with the Merger;

                           (e) Cause RP to issue  additional  shares of stock of
                  RP that would result in CSI losing "control" (within the meaning of Section 368(c) of the Code) of RP;

                           (f) Cause RP to sell or  otherwise  dispose of any of
                  its assets or any assets of Merger Sub acquired in the Merger except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described in Treasury Regulation Section 1.368-2(k)(2); or

                           (g) Take any other action that might  otherwise cause
                  the Merger not to be treated as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

                  3.25.2. Except as provided in this Agreement, each of CSI and its stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

                  3.25.3. There is no intercorporate indebtedness existing between CSI and RP, or between Merger Sub and RP, that was issued, acquired or will be settled at a discount.

                  3.25.4. CSI and any of the major stockholders of CSI do not own, nor have they owned during the past five years, any shares of stock of RP.

                  3.25.5.  Neither   CSI   nor  Merger  Sub  is  an  "investment
          company" (within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code);

                  3.25.6. Merger Sub is being formed solely for the purpose of merging with and into RP and, as of the Effective Date, will not have had any existing operation, assets or liabilities (other than liabilities for franchise taxes, if applicable, and liabilities under this Agreement); and

                  3.25.7. CSI will, as of the Effective Date, own all of the stock of Merger Sub.

ARTICLE 4. REPRESENTATIONS OF RP. RP hereby represents and warrants to CSI that:

         4.1. RP DISCLOSURE SCHEDULE.

                  4.1.1. The RP Disclosure Schedule sets forth all of the information concerning RP and its Subsidiaries and the RP Shares required in this Article 4. To the extent any statement in this Article 4 is untrue, the RP Disclosure Schedule sets forth the statements necessary to make the statements in this Article 4 true. All information and statements set forth in the RP Disclosure Schedule shall be deemed to supersede and correct the statements made in this
         Article 4 and to be additional representations and warranties of RP. The RP Disclosure Schedule sets forth all of the information and statements required in numbered sections bearing the number of the Section of this Agreement calling for such information and in the order of such numbers in this Agreement.

                  4.1.2. RP has delivered to CSI complete and accurate copies of
         (a) any written contract or other document referred to in the RP Disclosure Schedule or herein and (b) the RP Reports referred to in
         Section 4.7 of this Agreement.

         4.2. EXISTENCE AND GOOD STANDING OF RP. RP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. RP is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified or licensed would not reasonably be expected to have a material adverse effect on the consolidated business, financial condition or results of operations of RP and its Subsidiaries (an "RP Material Adverse Effect"). Each of RP's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power and corporate authority to own its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so licensed or qualified or to be in good standing would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect. Neither RP nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which RP or any RP Subsidiary or any of their respective properties or assets is subject, except where such violation would not have, individually or in the aggregate, an RP Material Adverse Effect. RP and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such items or to take any such action would reasonably be expected to have an RP Material Adverse Effect. The copies of the articles of incorporation and by-laws of RP and each other RP Subsidiary previously delivered to CSI are true and correct. Neither RP nor any of the RP Subsidiaries is in violation of any of the provisions of its Amended and Restated Certificate of Incorporation or By-Laws.

         4.3. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. RP has the requisite corporate power and corporate authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and consummate the transactions contemplated hereby and thereby. Subject only to the approval of this Agreement and the transaction contemplated hereby by the holders of a majority of the outstanding RP Shares, the consummation by RP of the transaction contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of RP, enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         4.4. CAPITAL STOCK. The authorized capital stock of RP consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $.001 per share. As of December 31, 1998, there were 5,667,375 shares of common stock issued and outstanding none of which is held by RP or any Subsidiary of RP and no shares of preferred stock issued and outstanding. Since such date, no additional shares of capital stock of RP have been issued. RP has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of RP on any matter. All such issued and outstanding RP Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement or the RP Option Plans, there are not at the date of this Agreement any outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, convertible securities, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any of the shares of the capital stock of RP by or to RP. As of December 31, 1998, 602,433 RP Shares were reserved for issuance and are issuable upon or otherwise deliverable in connection with the exercise of outstanding options; since that date, no options have been granted under the RP Option Plans or otherwise and no new option plans have been authorized or adopted.

         4.5. SUBSIDIARIES. Except as set forth in the RP Disclosure Schedules, RP owns each of the outstanding shares of capital stock of each of RP's Subsidiaries. All of the outstanding shares of capital stock of the RP Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned by RP free and clear of all liens, pledges, security interests, claims or other encumbrances. The RP Disclosure Schedule sets forth with respect to each RP Subsidiary (a) its name and jurisdiction of incorporation, (b) its authorized capital stock, and (c) the number of issued and outstanding shares of capital stock. Except for interests in the RP Subsidiaries, neither RP nor any RP Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, limited liability company, business, trust or entity.

         4.6. NO VIOLATIONS. The execution and delivery of this Agreement by RP and the consummation of the transaction contemplated hereby (a) will not violate any provision of the articles of incorporation or by-laws of RP or its subsidiaries, (b) will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of RP or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which RP or any of its subsidiaries is a party, or by which RP or any of its subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect; (c) will not violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to RP or any of its subsidiaries or any of their respective properties or assets (assuming completion of the Regulatory Filings), except for violations which would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect, or (d) other than the Regulatory Filings, will not require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect.

         4.7. SEC DOCUMENTS. RP has furnished CSI each registration statement, proxy statement or information statement, including all exhibits thereto, prepared by RP since August 29, 1997, including, without limitation, (a) its Annual Report on Form 10-K for its fiscal year ended May 31, 1998 (the "RP Balance Sheet Date"), which includes the consolidated balance sheet for RP as of such date (the "RP Balance Sheet") and RP's Quarterly Reports on Form 10-Q and Reports on Form 8-K filed since the filing of such Annual Report and (b) its proxy statement for its annual meeting of Stockholders held on October 1, 1998, each of (a) and (b) in the form (including exhibits and any amendments thereto) filed with the SEC and the items in (a) and (b), the "RP Reports." As of their respective dates, the RP Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) (i) were prepared in all material respects in accordance with the applicable requirements of the Exchange Act, and the respective rules and regulations thereunder, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The 1997 and 1998 consolidated financial statements of RP and its Subsidiaries included in or incorporated by reference into the RP Reports (including the related notes and schedules) present fairly, in all material respects, the consolidated financial position of RP at May 31, 1997 and 1998, and the consolidated results of their operations and their cash flows such fiscal years in conformity with GAAP. Except as and to the extent set forth on the RP Balance Sheet, including all notes thereto, or as set forth in the RP Reports or the RP Disclosure Schedule, neither RP nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) whether or not required to be reflected on, or reserved against in, a consolidated balance sheet of RP prepared in accordance with GAAP, except liabilities arising in the ordinary course of business since such date which would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect.

         4.8. LITIGATION. There is no action, suit or proceeding pending against RP or the RP Subsidiaries, or, to the knowledge of RP, overtly threatened against RP or its Subsidiaries or any of their respective properties or assets, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality which would reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect, or would prevent or delay the consummation of the transaction contemplated by this Agreement. Neither RP nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have an RP Material Adverse Effect or would prevent or delay the consummation of the transaction contemplated hereby.

         4.9. ABSENCE OF CERTAIN CHANGES. Since the RP Balance Sheet Date, each of RP and the RP Subsidiaries has conducted its business only in the ordinary course of such business and there has not been (a) any event or changes with respect to RP and the RP Subsidiaries (other than events or changes in general economic conditions or developments affecting the industry generally) having, individually or in the aggregate, an RP Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (c) any material change in its accounting principles, practices or methods, (d) any amendments or changes in the Amended and Restated Certificate of Incorporation or By-Laws of RP, (e) any material revaluation by RP of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (f) any sale of a material amount of property of RP or its Subsidiaries, except in the ordinary course of business, or (g) any increase in the compensation or benefits or establishment of any bonus, insurance, severance deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of RP or any of the RP Subsidiaries except in the ordinary course of business consistent with past practice or except as required by applicable law.

         4.10. TAX MATTERS.

         Except as set forth in the RP Disclosure Schedule:

                  4.10.1. Each of RP and its Subsidiaries has timely filed or caused to be timely filed all Returns which are required to be filed by, or with respect to, any of them on or prior to the Effective Date (taking into account all applicable extensions). The Returns have accurately reflected and will accurately reflect all liability for Taxes of RP and its Subsidiaries for the periods covered thereby.

                  4.10.2. All Taxes and Tax liabilities of RP and its Subsidiaries for all taxable years or periods that end on or before the Effective Date and, with respect to any taxable year or period beginning before and ending after the Effective Date, the portion of such taxable year or period ending on and including the Effective Date, have been timely paid or will be timely paid in full on or prior to the Effective Date or accrued and adequately disclosed and fully provided for on the books and records of RP in accordance with GAAP.

                  4.10.3. Complete and accurate copies of all RP federal, state and local income tax returns have been made available to CSI.

                  4.10.4. Neither RP nor any of its Subsidiaries has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has RP or any of its Subsidiaries received any notices from any taxing authority relating to any issue which could affect the Tax liability of RP or any of its Subsidiaries. Neither RP nor any of its Subsidiaries, as of the Effective Date, (A) has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of RP or any of its Subsidiaries or (B) is presently contesting the Tax liability of RP or any of its Subsidiaries before any court, tribunal or agency. Neither RP nor any of its Subsidiaries has granted a power-of-attorney relating to Tax matters to any person. All final adjustments made by the IRS with respect to any federal tax return of RP or its Subsidiaries have been reported for state and local income tax purposes to the relevant state or local taxing authorities.

                  4.10.5. Neither RP nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a Return with respect to which RP was the common parent).

                  4.10.6. All Taxes which RP or any of its Subsidiaries is (or was) required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

                  4.10.7. There are no Tax sharing, allocation, indemnification or similar agreements in effect as between RP or any predecessor or affiliate thereof and any other party under which RP or any of its Subsidiaries could be liable for any Taxes or other claims of any party other than of RP and its Subsidiaries.

                  4.10.8. No requests for ruling or determination letters relating to federal, state or local income taxes paid or payable by RP or any of its Subsidiaries are pending with any taxing authority.

                  4.10.9. (a) Neither RP nor any RP Subsidiary has agreed to or is required to make any adjustment pursuant to Section 481 of the Code or the corresponding tax laws of any nation, state or locality by reason of a change in accounting method initiated by RP or its Subsidiaries or required by law, (b) RP has no knowledge that the IRS or any other taxing authority has proposed or purported to require any such adjustment or change in accounting method and (c) RP has no knowledge or belief that any such adjustment under Section 481 of the Code or the corresponding tax laws of any nation, state or locality will be required of RP or its Subsidiaries upon the completion of, or by reason of, the transaction contemplated by this Agreement.

                  4.10.10. (a) There are no deferred intercompany transactions between RP and any of its Subsidiaries or between its Subsidiaries which will or may result in the recognition of income upon the consummation of the transaction contemplated by this Agreement, and (b) there are no other transactions or facts existing with respect to RP and/or its Subsidiaries which by reason of the consummation of the transaction contemplated by this Agreement will result in RP and/or its Subsidiaries recognizing income.

                  4.10.11. There are no Tax liens on any of the assets or property of RP or its Subsidiaries.

                  4.10.12. There are no contracts, agreements or plans entered into by RP or its Subsidiaries covering any person that individually or collectively would require RP or any of its Subsidiaries to make any payments of any amount which would not be deductible by reason of the provisions of Section 162(m) or Section 280G of the Code.

                  4.10.13. Neither RP nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have
         Section  341(f)(2) of the Code apply to any disposition of a subsection
         (f) asset (as such term is defined in Section 341(f) of the Code) owned by it.

         4.11. CERTAIN EMPLOYEE PLANS.

                  4.11.1. Each Benefit Plan maintained by any RP Controlled Group Member (the "RP Benefit Plans") complies with, and has been administered in accordance with, in all material respects, all applicable requirements of law, except for instances of non-compliance that would not reasonably be expected to have caused, individually or in the aggregate, an RP Material Adverse Effect. The RP Benefit Plans are listed in the RP Disclosure Schedule and copies or descriptions of all material Plans have previously been provided to CSI.

                  4.11.2. With respect to each RP Benefit Plan intended to qualify under Section 401(a) of the Code, (a) a favorable determination letter has been issued by or an application is pending with the IRS with respect to the qualification of each RP Benefit Plan and (b) no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA and the Code) or termination has occurred under circumstances which present a risk of material liability by any RP Controlled Group Member to any governmental entity or other person, including an RP Benefit Plan. Each RP Benefit Plan which is subject to
         Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such RP Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code and Section 302 of ERISA), whether or not waived. No RP Controlled Group Member directly or indirectly contributes to, has an obligation to contribute to or has or could be reasonably expected to have liability with respect to, and has not directly or indirectly maintained, sponsored, contributed to or had an obligation to contribute to at any time within the 10 year period ending on the date of the Closing, any employee benefit plan which is a multi-employer plan subject to the requirements of Subtitle E of Title IV of ERISA.

                  4.11.3.  Except as  required by Code  section  4980B or 162 or
         Part 6 of Subtitle B of Title I of ERISA, no RP Controlled Group Member provides any health, welfare or life insurance benefits to any of its former or retired employees, which benefits would be material either individually or in the aggregate to RP.

         4.12. LABOR MATTERS.

                  4.12.1. Except as set forth in the RP Disclosure Schedule, neither RP nor any of its Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of RP, overtly threatened against RP or its Subsidiaries relating to their business, except for any such proceeding which would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect. To the knowledge of RP, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or overtly threatened involving employees of RP or any of its Subsidiaries.

                  4.12.2. RP has delivered to CSI copies of all employment agreements, consulting agreements, severance agreements, bonus and incentive plans, profit-sharing plans and other material agreements, plans or arrangements with respect to compensation of the employees of RP and its Subsidiaries (the "RP Compensation Arrangements"). The Merger will not accelerate or otherwise give rise to payments pursuant to the RP Compensation Arrangements.

         4.13. ENVIRONMENTAL LAWS AND REGULATIONS.

                  4.13.1. RP and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by RP and the RP Subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither RP nor any of its Subsidiaries has received written notice of, or, to the knowledge of RP, is the subject of, any action, cause of action, claim, investigation, demand or notice, including without limitation, non-compliance orders, warning letters or notices of violation, by any person or entity alleging liability under or non-compliance with any Environmental Law (an "RP Environmental Claim"), nor to the knowledge of RP is there any basis for any RP Environmental Claim that would reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect. To the knowledge of RP there are no circumstances that are reasonably likely to prevent or interfere with such material compliance or give rise to such liability in the future.

                  4.13.2. There are no RP Environmental Claims which would reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect that are pending or, to the knowledge of RP, overtly threatened against RP or any of its Subsidiaries or, to the knowledge of RP, against any person or entity whose liability for any RP Environmental Claim RP or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  4.13.3.  Neither RP nor any RP  Subsidiary  (a) has handled or discharged, nor has it allowed or arranged for any third party to handle or discharge, any hazardous substances to, at or upon: (i) any location other than a site lawfully permitted to receive such hazardous substances, (ii) any parcel of real property owned or leased by RP or any of its Subsidiaries, except in compliance with applicable Environmental Laws; (iii) any site which, pursuant to CERCLA or any similar state law (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency has notified RP that it has proposed or is proposing to place on the National Priorities List or its state equivalent; or (b) has any knowledge that there has occurred or is presently occurring a discharge, or threatened discharge, of any hazardous substance on, into or beneath the surface of, or adjacent to, any real property owned or leased by RP or the RP Subsidiaries.

                  4.13.4. The RP Disclosure Schedule identifies (a) all environmental audits, assessments, or occupational health studies undertaken by RP or its agents on its behalf, or, to the knowledge of RP, undertaken by any governmental authority, or any third party, relating to or affecting any real property owned or leased by RP or any RP Subsidiary; (b) the results of any ground, water, soil, air or asbestos monitoring undertaken by RP or its agents on its behalf, or, to the knowledge of RP, undertaken by any governmental authority or any third party, relating to or affecting any real property owned or leased by RP or any RP Subsidiary; (c) all material written communications between RP and any governmental authority arising under or related to Environmental Laws; and (d) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings or decrees relating to or affecting any real property owned or leased by RP or the RP Subsidiaries.

         4.14. REAL PROPERTY.

                  4.14.1.  RP has  delivered  to CSI  either  copies or fair and accurate summaries (the "RP Property Documents") of each of its leases, subleases, deeds, material licenses or other material agreements or instruments (and any amendments thereto) under which RP or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, any real property (the "RP Real Estate Agreements"). Each RP Real Estate Agreement is valid, binding and in full force and effect, all rent and other sums and charges payable by RP and its Subsidiaries as tenants thereunder are current, no termination event or condition or uncured default of a material nature on the part of RP or any RP Subsidiary or, to the knowledge of RP, as to a landlord, exists under any RP Real Estate Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect. The information contained in the RP Property Documents is true and correct in all material respects.

                  4.14.2. Except for any of the following matters which would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect:

                           (a) RP has  not  granted,  and to the  best  of  RP's
                  knowledge, no other person has granted, any leases, subleases, licenses or other agreements granting to any person other than RP any right to possession, use, occupancy or enjoyment of the property covered by the RP Real Estate Agreements, or any portion thereof, and

                           (b) RP is not  obligated  under any option,  right of
                  first refusal or any contractual right to purchase, acquire, sell or dispose of any real property covered by the RP Real Estate Agreements.

                  4.14.3. None of the RP Real Estate Agreements contains continuous operating covenants, radius restrictions or provisions requiring the consent of the landlord to the Merger or the assumption of RP's obligations under the RP Real Estate Agreements in the manner contemplated by this Agreement, except for any of the foregoing matters which would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect.

         4.15. LIMITATION ON BUSINESS CONDUCT. Neither RP nor any of the RP Subsidiaries is a party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting in any material respect the freedom of RP or any of the RP Subsidiaries to engage in any line of business or to compete with any entity or which would prohibit the business of RP, CSI or any of their respective Subsidiaries from being conducted in substantially the same manner as it was conducted prior to the Merger.

         4.16. TITLE TO PROPERTY. Each of RP and each of the RP Subsidiaries owns the material properties and assets that it purports to own free and clear of all liens, security interests, charges or encumbrances, except for any liens, security interests, charges or encumbrances which arise in the ordinary course of business (including mechanics' liens and other similar statutory liens) and do not materially impair RP's or any RP Subsidiary's ownership or use of any such properties or assets, or liens for taxes not yet due. The rights, properties and assets presently owned, leased or licensed by RP include all rights, properties and assets necessary to permit RP and the RP Subsidiaries to conduct their business in all material respects in the same manner as their businesses have been conducted prior to the date hereof.

         4.17. INSURANCE. RP and the RP Subsidiaries maintain with respect to their operations and their assets, in full force and effect, policies of insurance in the ordinary course of business as is usual and customary for businesses similarly situated to RP. RP has provided CSI copies of all insurance policies so maintained and all claims associated with its operations and the operations of its Subsidiaries since their incorporation.

         4.18. INTELLECTUAL PROPERTY. Every material trade secret (including know-how, inventions, designs and processes), patent, patent right, trademark, trademark right, logo, service mark, trade name or copyright, or application thereof, and licenses and rights with respect to the foregoing, used in connection with the business of RP and its Subsidiaries, (the "RP Intellectual Property"), is protected by RP in a manner which, under the circumstances, is prudent and commercially reasonable and owned by RP or its Subsidiaries free and clear of any liens, encumbrances, claims or restrictions whatsoever which would have an RP Material Adverse Effect, direct or indirect. There are no valid grounds for any bona fide claims (i) to the effect that the business of RP or any of the RP Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by RP or any of the RP Subsidiaries, of any patents, patent rights, trademarks, trademark rights, logos, trade names, service marks, trade secrets, copyrights, technology, know-how or computer software programs and applications used in the business of RP or any of the RP Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of the patents, patent rights, registered and material unregistered trademarks, logos and service marks, registered copyrights, trade names and any applications therefor owned by RP or any of the RP Subsidiaries or other trade secret material to RP or any of the RP Subsidiaries; or (iv) challenging the license or legally enforceable right to use of any third-party patents, patent rights, trademarks, trademark rights, logos, service marks, trade names and copyrights by RP or any of the RP Subsidiaries, except, in each case, for claims that, if determined adversely to RP, would not reasonably be expected to have, individually or in the aggregate, an RP Material Adverse Effect. Neither RP nor any of its Subsidiaries has granted to any other person the right to use the RP Intellectual Property, or any part thereof. RP is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, patent rights, trademark, trademark rights, logo, service mark, trade name, trade name rights, copyright or other intangible assets, with respect to the use thereof or in connection with the conduct of its business or otherwise.

         4.19. CERTAIN CONTRACTS. RP has delivered copies of each contract to which RP or any of its Subsidiaries is a party (i) calling for payments in excess of $100,000 in the case of any contract or series of related contracts or
(ii) otherwise material to RP or any of its Subsidiaries, or by which any of their respective properties or assets are bound. RP and its Subsidiaries, and to RP's knowledge the other parties thereto, are in compliance in all material respects with all material terms of such contracts.

         4.20. NO BROKERS. Neither RP nor any RP Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of RP or CSI or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transaction contemplated hereby, except that RP has retained NatCity Investments, Inc. and Berenson Minella & Company, L.P. as its financial advisors and NatCity Investments, Inc. to render a fairness opinion as set forth herein. The arrangements with NatCity Investments, Inc. and Berenson Minella & Company, L.P. have been disclosed in writing to CSI prior to the date hereof.

         4.21. CONFLICTS OF INTEREST. No officer, or director, or, to the knowledge of RP, no significant shareholder, employee or consultant of RP or any RP Subsidiary, or any affiliate of such person has any direct or indirect interest (except a passive investment in less than 5% of the publicly traded stock of a public company) (a) in any corporation, partnership, proprietorship, association, or other person or entity which does business with RP or any RP Subsidiary, (b) in any property, asset or right which is used by RP or any RP Subsidiary in the conduct of its business, or (c) in any contract to which RP is a party or by which RP may or any RP Subsidiary be bound, nor are any amounts owing to any such person by, or due to such person from, RP or any RP Subsidiary.

         4.22. PERSONAL PROPERTY. RP owns all of its material personal property, including, without limitation, the material personal property reflected in the RP Balance Sheet, except for personal property disposed of in the ordinary course of business since the RP Balance Sheet Date, subject to no mortgage, pledge, lien, charge, security interest, encumbrance or restriction, except those which are shown and described in the RP Balance Sheet or the notes thereto. All personal properties purported to be leased by RP are subject to valid and effective leases.

         4.23. TAKEOVER STATUTE. The Board of Directors of RP has taken all appropriate action so that neither CSI nor Merger Sub will be an "interested stockholder" of RP within the meaning of or subject to Section 203 of the DGCL.

         4.24. DISCLOSURE. Neither RP nor any RP Subsidiary has knowingly withheld from CSI any material facts relating to RP's and any RP Subsidiary's assets, business, operations, financial conditions, or prospects. No representation or warranty in this Agreement contains any untrue statement of a material fact.

         4.25.  ADDITIONAL  DISCLOSURE.  Prior  to and in  connection  with  the
Merger, RP has no intention to redeem any RP Common Stock or make any extraordinary distributions with respect thereto, and the persons that are related to RP within the meaning of Temporary Treasury Regulation ss. 1.368-1T(e)(2)(ii) have not and will not acquire any RP Common Stock from any holder thereof with consideration other than RP Common Stock.

          (a) Following the Merger, RP intends to hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Date. For purposes of this representation, amounts paid by RP to stockholders who receive cash or other property pursuant to the Merger, amounts paid by RP to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by RP immediately preceding the Effective Date, will be included as assets of RP held immediately prior to the Effective Date.

          (b) RP has no plan or intention to issue additional shares of its stock (or securities, options, warrants or instruments giving the holder thereof the right to acquire RP stock) that would (or if exercised would) result in CSI losing control of RP within the meaning of Section 368(c) of the Code.

          (c) RP will not assume any liabilities of Merger Sub (other than those liabilities, if any, incurred by Merger Sub in the ordinary course of its business) or acquire any assets of Merger Sub that are subject to liabilities (other than those liabilities, if any, incurred by Merger Sub in the ordinary course of its business).

          (d) Following the Merger, RP intends to continue its historic business or use a significant portion of its historic business assets in a business.

          (e) Except as provided in this Agreement, each of RP and its stockholders will pay their respective expenses, if any, incurred in connection with the
Merger.

          (f) There is no intercorporate indebtedness existing between CSI and RP, or between Merger Sub and RP, that was issued, acquired or will be settled at a discount.

          (g)  RP  is  not  an   investment   company   as  defined  in  Section
368(a)(2)(F)(iii) and (iv) of the Code.

          (h) On the date of the Merger, the fair market value of the assets of RP will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          (i) RP is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

          (j) RP will not take any action that might  otherwise cause the Merger
not  to  be  treated  as  a  reorganization   within  the  meaning  of  Sections
368(a)(1)(A) and 368(a)(2)(E) of the Code.


ARTICLE 5. COVENANTS.

          5.1. NO SOLICITATION BY RP. (a) RP shall not, directly or indirectly, through any officer, director, employee, representative or agent of RP or any of the RP Subsidiaries, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving RP or any of the RP Subsidiaries that if consummated would constitute an RP Alternative Transaction (as defined in Section 7.4.2) (any of the foregoing inquiries or proposals being referred to herein as an "RP Acquisition Proposal"). In addition, subject to the other provisions of this Section 5.1(a) (including the following sentence), from and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, RP and its subsidiaries will not, and will instruct their officers, directors, employees, representatives and agents not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of, or commenting positively regarding, any RP Acquisition Proposal made by any Person or group of Persons (other than the Merger provided, that nothing in this Section 5.1 shall prevent the Board of Directors of RP from taking and disclosing to RP's stockholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act, with respect to any tender offer or from making such disclosure to RP's stockholders (not constituting a recommendation or solicitation), upon the advice of its independent outside legal counsel, as is necessary to make under applicable law. Nothing contained in this Agreement shall prevent the Board of Directors of RP from (i) furnishing information to a third party which has made a bona fide RP Acquisition Proposal that the RP Board of Directors reasonably determines in good faith contains the material terms of an RP Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between RP and CSI, or (ii) subject to compliance with the other terms of this Section 5.1, including Section 5.1(c), (A) considering and negotiating a bona fide RP Acquisition Proposal that the RP Board of Directors has reasonably determined in good faith is likely to constitute an RP Superior Proposal not solicited in violation of this Agreement, or (B) recommending to its stockholders an RP Acquisition Proposal that the RP Board of Directors reasonably determines in good faith is a Superior Proposal and, in connection therewith, withdrawing or modifying its recommendation of the Merger and the transactions contemplated thereby (which action shall entitle CSI to terminate this Agreement pursuant to Section 7.4.2 and to receive the CSI Expenses and CSI Fee, if applicable, as defined in Section 5.13.2); provided that, as to each of clauses (i) and (ii),
(x) such actions occur at a time prior to approval of the Merger and this Agreement at the RP Stockholders Meeting, and (y) the Board of Directors of RP reasonably determines in good faith upon the advice of independent counsel that it is required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "RP Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or a majority of the equity securities of RP entitled to vote generally in the election of directors or all or substantially all the assets of RP, on terms which the Board of Directors of RP reasonably believes (i) (upon the advice of an independent financial advisor) to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by CSI and (ii) to be more favorable to RP than the Merger and the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of RP under the laws of the State of Delaware.

          (b) RP shall immediately notify CSI after receipt of any RP Acquisition Proposal, or any material modification of or amendment to any RP Acquisition Proposal, or any request for nonpublic information relating to RP or any of its subsidiaries in connection with an RP Acquisition Proposal or for access to the properties, books or records of RP or any RP Subsidiary by any person or entity that informs the Board of Directors of RP or such RP Subsidiary that it is considering making, or has made, an RP Acquisition Proposal. Such notice to CSI shall be made as soon as practicable orally and confirmed in writing, if requested, and shall indicate the identity of the person making the RP Acquisition Proposal or intending to make an RP Acquisition Proposal or requesting non-public information or access to the books and records of RP, the terms of any such RP Acquisition Proposal or material modification or amendment to an RP Acquisition Proposal, and whether RP is providing or intends to provide the person making the RP Acquisition Proposal with access to information concerning RP as provided in Section 5.1(a). RP shall also immediately notify CSI, as soon as practicable orally and confirmed in writing, if requested, if it enters into negotiations concerning any RP Acquisition Proposal. In each case, the notice to CSI required by this clause (b) may be limited to the extent that the Board of Directors of RP reasonably determines in good faith upon the advice of independent counsel that it is prohibited from giving such notice in order to properly discharge its fiduciary duties.

          (c) Unless this Agreement shall have been terminated in accordance with its terms, neither RP nor the Board of Directors of RP shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to CSI, the approval by such Board of Directors of this Agreement or the Merger.

          (d) Without the prior written consent of CSI, RP and the Board of Directors of RP shall not enter into any agreement with respect to, or otherwise approve or recommend, or propose to approve or recommend, any RP Acquisition Proposal or RP Alternative Transaction, unless the Merger Agreement is terminated prior to or substantially simultaneously with such time pursuant to Sections 7.1 or 7.2 or is terminated prior to such time by RP pursuant to
Section 7.3.

          (e) RP shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than CSI and Merger Sub) conducted heretofore with respect to any of the foregoing. RP agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which RP is a party.

          (f) RP shall ensure that the officers and directors of RP and the RP Subsidiaries and any investment banker or other advisor or representative retained by RP are aware of the restrictions described in this Section 5.1.

          (g) No action by the Board of Directors of RP expressly permitted by this Section 5.1 shall constitute a breach or violation of any other provision of this Agreement, provided that nothing in this Section 5.1 shall narrow the obligations of RP under Section 5.4.1.

          5.2 NO SOLICITATION BY CSI. (a) CSI shall not, directly or indirectly, through any officer, director, employee, representative or agent of CSI or any of the CSI Subsidiaries, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving CSI or any of the CSI Subsidiaries that if consummated would constitute a CSI Alternative Transaction (as defined in Section 7.3.2) (any of the foregoing inquiries or proposals being referred to herein as "CSI Acquisition Proposal"). In addition, subject to the other provisions of this Section 5.2(a) (including the following sentence), from and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, CSI and its subsidiaries will not, and will instruct their officers, directors, employees, representatives and agents not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of or commenting positively regarding, any CSI Acquisition Proposal made by any Person or group of Persons (other than the Merger), provided, that nothing in this Section 5.2 shall prevent the Board of Directors of CSI from taking and disclosing to CSI's stockholders a position contemplated by Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with respect to any tender offer or from making such disclosure to stockholders (not constituting a recommendation or solicitation) upon the advice of its independent outside legal counsel, as is necessary to make under applicable law. Nothing contained in this Agreement shall prevent the Board of Directors of CSI from (i) furnishing information to a third party which has made a bona fide CSI Acquisition Proposal that the CSI Board of Directors reasonably determines in good faith contains the material terms of a CSI Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between RP and CSI, or (ii) subject to compliance with the other terms of this Section
5.2 including Section 5.2 (c), (A) considering and negotiating a bona fide CSI Acquisition Proposal that the CSI Board of Directors has reasonably determined in good faith is likely to constitute a CSI Superior Proposal not solicited in violation of this Agreement, or (B) or recommending to its stockholders a CSI Acquisition Proposal that the CSI Board of Directors reasonably determines in good faith is a Superior Proposal and, in connection therewith, withdrawing or modifying its recommendation of the Merger and the transactions contemplated thereby (which action shall entitle RP to terminate this Agreement pursuant to Section 7.3.2 and to receive the RP Expenses and RP Fee, if applicable, as defined in Section 5.13.3); provided that, as to each of clauses (i) and (ii),
(x) such actions occur at a time prior to approval of the Merger and this Agreement at the CSI Stockholders Meeting, and (y) the Board of Directors of CSI reasonably determines in good faith upon the advice of independent counsel that it is required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "CSI Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all or a majority of, the equity securities of CSI entitled to vote generally in the election of directors or all or substantially all the assets of CSI, on terms which the Board of Directors of CSI reasonably believes (i) (upon the advice of an independent financial advisor) to be more favorable from a financial point of view to its stockholders that the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by CSI and (ii) to be more favorable to CSI than the Merger and the transactions contemplated by this Agreement after taking into account all pertinent factors deemed relevant by the Board of Directors of CSI under the laws of the State of Nevada.

          (b) CSI shall immediately notify RP after receipt of any CSI Acquisition Proposal, or any material modification of or amendment to any CSI Acquisition Proposal, or any request for nonpublic information relating to RP or any of its subsidiaries in connection with a CSI Acquisition Proposal or for access to the properties, books or records of CSI or any CSI Subsidiary by any person or entity that informs the Board of Directors of CSI or such CSI
Subsidiary that it is considering making, or has made, a CSI Acquisition Proposal. Such notice to RP shall be made as soon as practicable orally and confirmed in writing, if requested, and shall indicate the identity of the person making the CSI Acquisition Proposal or intending to make a CSI Acquisition Proposal or requesting non-public information or access to the books and records of CSI, the terms of any such CSI Acquisition Proposal or material modification or amendment to an CSI Acquisition Proposal, and whether CSI is providing or intends to provide the person making the CSI Acquisition Proposal with access to information concerning CSI as provided in Section 5.2(a). CSI shall also immediately notify RP, as soon as practicable orally and confirmed in writing, if requested, if it enters into negotiations concerning any CSI Acquisition Proposal. In each case, the notice to RP required by this clause (b) may be limited to the extent that the Board of Directors of CSI reasonably determines in good faith upon the advice of independent counsel that it is prohibited from giving such notice in order to properly discharge its fiduciary duties.

          (c) Unless this Agreement shall have been terminated in accordance with its terms, neither CSI nor the Board of Directors of CSI shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to RP, the approval by such Board of Directors of this Agreement or the Merger.

          (d) Without the prior written consent of RP, CSI and the Board of Directors of CSI shall not enter into any agreement with respect to, or otherwise approve or recommend, or propose to approve or recommend, any CSI Acquisition Proposal or CSI Alternative Transaction, unless the Merger Agreement is terminated prior to or substantially simultaneously with such time pursuant to Sections 7.1 or 7.2 or is terminated prior to such time by CSI pursuant to
Section 7.4.

          (e) CSI shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than RP) conducted heretofore with respect to any of the foregoing. CSI agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which CSI is a party.

          (f) CSI shall ensure that the officers and directors of CSI and the CSI Subsidiaries and any investment banker or other advisor or representative retained by CSI are aware of the restrictions described in this Section 5.2.

          (g) No action by the Board of Directors of CSI expressly permitted by this Section 5.2 shall constitute a breach or violation of any other provision of this Agreement, provided that nothing in this Section 5.2 shall narrow the obligations of CSI under Section 5.4.2.

         5.3 CONDUCT OF BUSINESSES. Prior to the Effective Date, except as set forth in the CSI Disclosure Schedule, the RP Disclosure Schedule or as contemplated by any other portion of this Agreement, unless both parties have consented in writing thereto, which consent will not be unreasonably withheld, each party:

                  5.3.1 Shall, and shall cause each of its Subsidiaries to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  5.3.2 Shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

                  5.3.3 Except to the extent, if any, prohibited by applicable law or binding confidentiality agreements with third parties, shall confer on a regular basis with one or more representatives of the other party to report operational matters of materiality and any proposals to engage in material transactions;

                  5.3.4  Shall  not  amend  its  articles  or   certificate   of
         incorporation or by-laws (except to the extent the Articles of Incorporation of CSI are amended to authorize the CSI Preferred Stock);

                  5.3.5 Shall promptly notify the other party of (a) any material emergency or other material change in the condition (financial or otherwise), of such party's or any Subsidiary's business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, (b) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (c) the breach in any material respect of any representation or warranty or covenant contained herein;

                  5.3.6 Shall promptly deliver to the other party true and correct copies of any report, statement or schedule filed by such party with the SEC subsequent to the date of this Agreement;

                  5.3.7 Shall not (a) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof,
         (b) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (c) increase any compensation or enter into or amend any employment severance, termination or similar agreement with any of its present or future officers or directors, except for normal increases in compensation to employees not earning more than $50,000 in annual base compensation, consistent with past practice, and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs, nor (d) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable law;

                  5.3.8 Shall not (a) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock, (b) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based RP Benefit Plans or as required or otherwise contemplated by this Agreement (including any refinancing in connection therewith), directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action, nor (c) split, combine or reclassify any of its capital stock;

                 5.3.9 Shall not, and shall not permit any of its Subsidiaries to sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business;

                 5.3.10 Shall not (a) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit and indebtedness for working capital in the ordinary course of business and refinancing of existing indebtedness in the same amount and on substantially the same terms (and except that either party may incur indebtedness for the payment of expenses related to the transactions contemplated by this Agreement and any financing therefor, provided such indebtedness does not include any material prepayment penalty or equity component), (b) except for obligations of wholly-owned Subsidiaries; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practices in an amount not material to such party, taken as a whole,
         (c) other than to wholly-owned Subsidiaries, make any loans, advances or capital contributions to or investments in, any other person, (d) pledge or otherwise encumber shares of capital stock of such party or its Subsidiaries, nor (e) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset;

                 5.3.11 Shall not acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to such party taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to such party taken as a whole;

                 5.3.12 Except as may be required as a result of a change in law or in GAAP, shall not change any of the accounting principles or practices used by such party;

                 5.3.13 Shall not (a) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or any equity interest therein, (b) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to such party taken as a whole, (c) authorize any new capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, is in excess of $150,000; provided, that none of the foregoing shall limit any capital expenditure within the aggregate amount previously authorized by such party's Board of Directors for capital expenditures and written evidence thereof has been previously provided to the other party, nor (d) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action which would be prohibited hereunder;

                 5.3.14 Shall not (a) make any Tax election with respect to such party or its Subsidiaries or settle or compromise any Tax liability material to such party or its Subsidiaries taken as a whole or (b) file or cause to be filed any amended Return or claims for refund with respect to such party or its Subsidiaries;

                 5.3.15 Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of business liabilities reflected or reserved against in, and contemplated by, the financial statements (or the notes thereto) of such party or incurred in the ordinary course of business consistent with past practice;

                 5.3.16 Shall not settle or compromise any pending or threatened suit, action or claim relating to the transaction contemplated hereby;

                 5.3.17   Shall  not  adopt  a  plan  of   complete  or  partial
         liquidation,   dissolution,   merger,   consolidation,   restructuring,
         recapitalization or reorganization; or

                 5.3.18 Shall not take, or agree in writing or otherwise to take, any of the actions described in Section 5.3.1 through 5.3.17 or any action that would make any of the representations and warranties of a party hereto contained in this Agreement untrue or incorrect as of the date when made.

         5.4 MEETINGS OF STOCKHOLDERS.

                  5.4.1 RP has received from NatCity Investments, Inc. its opinion on the fairness to the holders of RP Shares, from a financial point of view, of the terms of the Merger, pursuant to the terms of an engagement letter presented to CSI. RP will take all action reasonably necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transaction contemplated hereby. The Board of Directors of RP shall recommend such approval and RP shall take all reasonable lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 5.11); provided, however, that the Board of Directors of RP shall not be required to make such recommendation if the Board of Directors of RP reasonably determines in good faith, based as to legal matters on the advice of outside legal counsel, that such action would violate its fiduciary duties. CSI shall coordinate and cooperate with RP with respect to the timing of such meeting and RP shall use its best efforts to hold such meeting as soon as is practicable.

                  5.4.2 CSI has received from Lehman Brothers its opinion on the fairness to the holders of CSI Shares, from a financial point of view, of the terms of the Merger, pursuant to the terms of an engagement letter presented to RP. CSI will take all action reasonably necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transaction contemplated hereby. The Board of Directors of CSI shall recommend such approval and CSI shall take all reasonable lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 5.11); provided, however, that the Board of Directors of CSI shall not be required to make such recommendation if the Board of Directors of CSI reasonably determines in good faith, based as to legal matters on the advice of outside legal counsel, that such action would violate its fiduciary duties. RP shall coordinate and cooperate with CSI with respect to the timing of such meeting and CSI shall use its best efforts to hold such meeting as soon as is practicable.

                  5.4.3 The Board of Directors of either CSI or RP may delay the meeting of such party's stockholders required by this Section 5.4 for no more than 30 days to the extent such Board of Directors reasonably determines in good faith, based on the advice of outside legal counsel, that it is required by its fiduciary duties to delay such meeting to consider a bona fide Acquisition Proposal that such Board of Directors reasonably determines in good faith contains the material terms of a Superior Proposal received without violation of this Agreement (provided that in such event the party which has so delayed such meeting may not terminate this Agreement pursuant to Section 7.2(a) until at least 5 days after the date on which such meeting is actually held).

          5.5 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, each party shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Date from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transaction contemplated by this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of each party shall take all such necessary action.

         5.6 INSPECTION OF RECORDS; ACCESS. Except to the extent, if any, prohibited by applicable law or binding confidentiality agreements with third parties, from the date hereof to the Effective Date, each party shall allow all designated officers, attorneys, accountants and other representatives of the other party (the "Other Party's Representatives") access at all reasonable times to all employees, stores, offices, warehouses, and other facilities and to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of such party and its Subsidiaries; provided, however, the Other Party's Representatives shall use their reasonable best efforts to avoid interfering with, hindering or otherwise disrupting the employees of such party in the execution of their employment duties during any visit to, or inspection of, such party's facilities.

          5.7 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter each party shall, subject to its respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transaction contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

          5.8 REGISTRATION STATEMENT/PROXY STATEMENT.

                  5.8.1 As promptly as practicable after the execution of this Agreement, CSI and RP shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement (as defined in Section 5.11) and a preliminary prospectus with respect to the CSI Preferred Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by RP and CSI of all information required to be contained therein, RP shall file with the Commission the definitive Proxy Statement and CSI shall file with the Commission the definitive Proxy Statement and Registration Statement (as defined in Section 5.11) and CSI and RP shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

                  5.8.2 CSI and RP shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

          5.9 COMPLIANCE WITH THE SECURITIES ACT; RESALE PROSPECTUS

                  5.9.1 Prior to the Effective Date, RP shall deliver to CSI a letter setting forth a true and complete list of persons whom the Company believes may be deemed to be "affiliates" of RP as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

                  5.9.2 RP shall use its reasonable best efforts to obtain as promptly as practicable a written agreement from each person who is identified as an Affiliate in the letter referred to in Section 5.9.1 above, in the form previously approved by the parties, that he or she will not offer to sell, sell or otherwise dispose of any of the CSI Preferred Stock (or CSI Common Stock issuable upon conversion thereof) issued to him or her pursuant to the Merger, except in compliance with Rule 145 under the Securities Act or another exemption from the registration requirements of the Securities Act. RP shall deliver all such written agreements obtained by it to CSI on or prior to the Effective Date.

                  5.9.3 CSI shall use its reasonable best efforts to file with the SEC as promptly as practicable following the Effective Date, and cause to become effective, a registration statement for the purpose of permitting the CSI Preferred Stock (or CSI Common Stock issuable upon conversion thereof) issued to any such Affiliate to be resold by such Affiliate, and to maintain such registration statement in effect until such time as such Affiliates may resell such stock pursuant to an applicable exemption therefrom.

         5.10. TAKEOVER PROVISIONS INAPPLICABLE. RP agrees that it will not take any action to render Section 203 of the DGCL applicable to the Merger and the other transactions contemplated hereby, and CSI agrees that it will not take any action to render Sections 78.438 and 78.439 the NGCL applicable to (x) the acquisition of CSI Preferred Stock pursuant to the Merger or (y) the conversion of the CSI Preferred Stock into the CSI Common Stock.

         5.11. INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENTS, ETC. Each of CSI, Merger Sub and RP agree that none of the information supplied by it for inclusion in (a) the Registration Statement to be filed with the SEC by CSI on Form S-4 under the Securities Act for the purpose of registering shares of CSI Preferred Stock to be issued in the Merger (the "Registration Statement") and all other documents required to be filed by CSI with the SEC and
(b) the prospectus/proxy statement of RP and CSI (the "Proxy Statement") to be mailed to the stockholders of RP and CSI in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the RP Meeting to be held in connection with the Merger and the CSI meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. CSI and Merger Sub agree that the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder. RP and CSI agree that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Each of CSI and RP agrees to make all reasonable representations and covenants in connection with the opinions of counsel, if any, required to be attached to the Registration Statement and Proxy Statement with respect to the correctness of the discussion therein as to the material federal income tax consequences of the Merger.

          5.12. FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

          5.13. FEES AND EXPENSES.

                  5.13.1 Except as provided below in this Section 5.13, if the Merger is not effected, all costs and expenses incurred in connection with this Agreement and in the transaction contemplated hereby shall be paid by the party incurring such expense except that (a) to the extent that the RP Fee or the CSI Fee (each as defined below) is not payable, RP and CSI each agree to pay 50% of all printing expenses incurred by either party in connection with the Registration Statement and the Proxy Statement and (b) as provided in Section 5.13.2 or 5.13.3, as applicable, below.

                  5.13.2 If this  Agreement  is  terminated  by RP  pursuant  to
         Section  7.3.3 or this  Agreement  is  terminated  by CSI  pursuant  to
         Section 7.4.2, RP shall pay to CSI an amount equal to CSI's and Merger Sub's actual, reasonable and documented expenses (including without limitation financing therefor) incurred after January 18, 1999 and on or prior to the termination date of this Agreement relating to the transactions contemplated by this Agreement (the "CSI Expenses"), provided that RP shall not be responsible for any CSI Expenses in excess of $1,000,000 in the aggregate. If during the 365 day period immediately following the termination of this Agreement, RP shall enter into a transaction which would constitute an RP Alternative Transaction with or involving an RP Third Party who directly or indirectly initiated or otherwise had any contact with RP with respect to any such transaction prior to the termination of this Agreement, RP will pay to CSI, in addition to the CSI Expenses, a fee equal to $750,000 (the "CSI Fee"), and, if RP enters into such a transaction following a termination of this Agreement pursuant to Section 7.2(b), RP shall also then pay to CSI the CSI Expenses to the extent, if any, that such CSI Expenses were not otherwise due and payable at the time of such termination.

                  5.13.3 If this  Agreement  is  terminated  by CSI  pursuant to
         Section 7.4.3 or this Agreement is terminated by RP pursuant to Section 7.3.2, CSI shall pay to RP an amount equal to RP's actual, reasonable and documented expenses (including without limitation financing therefor) incurred after January 18, 1999 and on or prior to the termination date of this Agreement relating to the transactions contemplated by this Agreement (the "RP Expenses"), provided that CSI shall not be responsible for any RP Expenses in excess of $1,000,000 in the aggregate. If during the 365 day period immediately following the termination of this Agreement, CSI shall enter into a transaction which would constitute an CSI Alternative Transaction with or involving a CSI Third Party who directly or indirectly initiated or otherwise had any contact with CSI with respect to any such transaction prior to the termination of this Agreement, CSI will pay to RP, in addition to the RP Expenses, a fee equal to $750,000 (the "RP Fee"), and, if CSI enters into such a transaction following a termination of this Agreement pursuant to Section 7.2(c), CSI shall also then pay to RP the RP Expenses to the extent, if any, that such RP Expenses were not otherwise due and payable at the time of such termination.

                  5.13.4 If this Agreement is terminated pursuant to Section 7.2(a) because the condition set forth in Section 6.1.7 has not been satisfied despite the reasonable best efforts of RP to cooperate in satisfying such condition, CSI shall pay the RP Expenses to the extent incurred prior to notice from CSI to RP that such condition will not be, or is not likely to be, satisfied.

                  5.13.5 Any CSI or RP Fee and/or CSI or RP Expenses payable pursuant to Section 5.13.2, 5.13.3 or 5.13.4 as the case may be, shall be paid in immediately available funds within five business days after a demand for payment following the first to occur of any of the events described in Section 5.13.2, 5.13.3 or 5.13.4, as the case may be, and entitling a party to payment; provided that, in no event shall RP or CSI, as the case may be, be required to pay such Fee and/or Expenses to the entities entitled thereto, if, immediately prior to the termination of this Agreement, the entity entitled to receive such Fee and/or Expenses was in material breach of its obligations under this Agreement (and such breach, if curable, was not cured within 30 days after written notice of such breach is given to such entity by the other party).

          5.14 STOCKHOLDERS' AGREEMENT; VOTING AGREEMENTS. (a) Simultaneously with the execution of this Agreement CSI is entering into (i) a Stockholder Agreement with certain stockholders or prospective stockholders of CSI identified in Exhibit 5.14(a)(i) hereto providing for the election of directors of CSI and (ii) Voting Agreements pursuant to which certain stockholders of RP identified in Exhibit 5.14(a)(ii) hereto agree to vote all shares of RP Common Stock over which they have voting power in favor of the Merger and the transactions contemplated hereby. (b) Simultaneously with the execution of this Agreement, RP is entering into Voting Agreements pursuant to which certain stockholders of CSI identified in Exhibit 5.14(b) hereto agree to vote all shares of CSI Common Stock over which they have power in favor of the Merger and the transactions contemplated hereby.

          5.15 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. CSI agrees that at all times after the Effective Date, it will and shall cause the Surviving Corporation to, for not less than six years, indemnify each person who is a director or officer of RP on the date hereof (individually an "Indemnified Party" and collectively the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense, including reasonable fees and expenses of legal counsel ("Indemnified Liability"), to the extent such Indemnified Party would have been indemnified pursuant to RP's articles of incorporation or by-laws as in effect as of the date hereof, based in whole or in part on, or arising in whole or in part out of, any matter existing or occurring at or prior to the Effective Date whether commenced, asserted or claimed before or after the Effective Date, and shall advance expenses to such Indemnified Party to the extent such Indemnified Party would have been advanced expenses pursuant to RP's articles of incorporation or by-laws as in effect as of the date hereof. CSI shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Date, the current policies of directors' and officers' liability insurance maintained by RP on the date hereof (provided that CSI may substitute therefor policies having at least the same coverage and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to matters existing or occurring on or prior to the Effective Date.

          5.16 RP STOCK PLANS. CSI agrees to file a registration statement with respect to any RP stock option plan, to the extent that such filings are required to enable holders of options granted under Section 1.8.1 to freely exercise such options and (except for holders who may be deemed to be affiliates of CSI) to freely sell shares acquired by the exercise of such options (assuming such shares would be freely salable pursuant to an effective registration statement covering such plans). Nothing set forth herein shall require CSI to register such exercises on any form other than Form S-8. On and after the Effective Date, CSI will assume and discharge all obligations of RP with respect to registration rights agreements disclosed on the RP Disclosure Schedule.

          5.17 REORGANIZATION. The parties hereto intend to adopt this Agreement and the transactions contemplated hereby as a plan of reorganization under
Section 368(a) of the Code. No party hereto, without the consent of the other parties hereto, will take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (and any comparable state or local statute).

          ARTICLE 6. CONDITIONS.

          6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  6.1.1. This Agreement and the transaction contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body and by the holders of the issued and outstanding shares of capital stock of each of RP and CSI entitled to vote thereon.

                  6.1.2. None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transaction contemplated by this Agreement or has a material adverse effect on a party hereto (including the requirement that either party divest any material portion of its assets). In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                  6.1.3. All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Date and except where the failure to have obtained or made any such consent authorization, order, approval, filing or registration would not have a CSI Material Adverse Effect or an RP Material Adverse Effect following the Effective Date.

                  6.1.4. The CSI Common Stock issuable upon conversion of the CSI Preferred Stock shall have been listed or approved for listing upon notice of issuance on the NASDAQ National Market System, if qualified, or otherwise quoted on NASDAQ.

                  6.1.5. The Registration Statement shall have been declared effective.

                  6.1.6. All applicable Blue Sky laws shall have been complied with.

                  6.1.7. CSI shall have received sufficient financing to satisfy ongoing working capital needs of CSI and RP following the Transaction and to refinance existing indebtedness of both companies (and their respective Subsidiaries to the extent applicable) on terms substantially no less favorable than the terms of the most current proposals therefor furnished by CSI to RP prior to the date of this Agreement, or otherwise reviewed and approved by each party in good faith.

          6.2. CONDITIONS TO OBLIGATION OF RP TO EFFECT THE MERGER. The obligation of RP to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  6.2.1. CSI shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of CSI contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects (or, to the extent any such representation is qualified by reference to materiality or to a CSI Material Adverse Effect, is entirely true and correct) as of the Closing Date, and RP shall have received a certificate of the President or a Vice President of CSI, dated the Closing Date, certifying to such effect.

                  6.2.2. From the date of this Agreement through the Effective Date, there shall not have occurred any change in the financial condition, business, operations or prospects of CSI and its Subsidiaries, taken as a whole, that would reasonably be expected to have a CSI Material Adverse Effect.

                  6.2.3 RP shall have received a certificate from the Secretary of CSI and Merger Sub, in form and substance reasonably satisfactory to RP certifying the adoption of resolutions by the Board of Directors and stockholders of CSI in favor of this Agreement, the Merger and the transactions contemplated by this Agreement.

                  6.2.4 There shall have been no change of applicable law after the date hereof as a result of which the Merger will fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         6.3. CONDITIONS TO OBLIGATION OF CSI TO EFFECT THE MERGER. The obligations of CSI to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  6.3.1. RP shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing and the representations and warranties of RP contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all material respects (or, to the extent any such representation is qualified by reference to materiality or to an RP Material Adverse Effect, is entirely true and correct) as of the Closing Date, and CSI shall have received a certificate of the President or a Vice President of RP, dated the Closing Date, certifying to such effect;

                  6.3.2. From the date of this Agreement through the Effective Date, there shall not have occurred any change in the financial condition, business, operations or prospects of RP and the RP Subsidiaries, taken as a whole, that would reasonably be likely to have an RP Material Adverse Effect.

                  6.3.3 CSI shall have received a certificate from the Secretary of RP, in form and substance reasonably satisfactory to CSI certifying the adoption of resolutions by the RP Board of Directors and stockholders in favor of this Agreement, the Merger and the transactions contemplated by this Agreement.

                  6.3.4 RP shall take all actions necessary to amend the FM Precision Golf Manufacturing Corp 401(k) Plan (the "401(k) Plan") to restrict eligibility to participate in the 401(k) Plan, effective no later than the Closing Date, to employees of RP, by replacing the standardized prototype form of plan with a non-standardized prototype form of plan, in form and substance reasonably satisfactory to CSI.

ARTICLE 7. TERMINATION.

         7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the approval of this Agreement by the stockholders of RP and CSI, by the mutual consent of the parties hereto.

          7.2. TERMINATION BY EITHER RP OR CSI. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either RP or CSI if: (a) the Merger shall not have been consummated on or before 120 days after the date of this Agreement; (b) RP's stockholders have voted against the approval required by Section 6.1.1 at a meeting duly convened therefor or at an adjournment thereof; (c) CSI's shareholders have voted against the approval required by Section 6.1.1 at a meeting duly convened therefor or at an adjournment thereof; (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transaction contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause
(a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

          7.3. TERMINATION BY RP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date, before or after the adoption and approval by the stockholders of RP referred to in Section 6.1.1, by action of the Board of Directors of RP, if :

                    7.3.1 (a) There has been a breach by CSI of any representation or warranty contained in this Agreement which would reasonably be expected to have a CSI Material Adverse Effect, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of CSI, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by RP to CSI.

                    7.3.2 Whether or not permitted to do so by this Agreement, the Board of Directors of CSI or CSI shall (i) withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to RP, (ii) approve or recommend to the stockholders of CSI a CSI Acquisition Proposal or CSI Alternative
          Transaction, (iii) approve or recommend that the stockholders of CSI tender their shares in any tender or exchange offer that is a CSI Alternative Transaction or (iv) take any position or make any disclosures to CSI's stockholders permitted pursuant to Section 5.2 which has the effect of any of the foregoing. As used herein, "CSI Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than CSI or its affiliates (a "CSI Third Party") acquires or would acquire beneficial ownership or the right to acquire beneficial ownership of more than 50% of the outstanding shares of any class of equity securities of CSI, whether from CSI or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving CSI pursuant to which any CSI Third Party acquires more than 50% of the outstanding equity securities of CSI or the entity surviving such merger or business combination (iii) any transaction pursuant to which any CSI Third Party acquires control of assets of CSI (including for this purpose the outstanding equity securities of any of the CSI Subsidiaries and securities of the entity surviving any merger or business combination to which any of the CSI Subsidiaries is a party) or any of the CSI Subsidiaries having a fair market value (as determined by the Board of Directors of CSI in good faith) equal to more than 20% of the fair market value of all the assets of CSI and the CSI Subsidiaries, taken as a whole, immediately prior to such transaction or (iv) any other consolidation, business combination, recapitalization or similar transaction involving CSI or any of the CSI Subsidiaries, other than the transactions contemplated by this Agreement; provided, however, that the term CSI Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

                    7.3.3 The Board of Directors of RP has received an RP Superior Proposal and the Board of Directors of RP reasonably determines in good faith (upon the advice of independent outside counsel) that a failure to terminate this Agreement and enter into an agreement to effect such RP Superior Proposal would constitute a breach of its fiduciary duties; provided that this Agreement shall not be terminated pursuant to this Section 7.3.3 unless simultaneously with such termination, RP enters into a definitive acquisition, merger or similar agreement to effect the RP Superior Proposal.

          7.4. TERMINATION BY CSI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Date by action of the Board of Directors of CSI, if:

                    7.4.1. (a) There has been a breach by RP of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an RP Material Adverse
          Effect, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of RP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by CSI to RP

                    7.4.2. Whether or not permitted to do so by this Agreement, the Board of Directors of RP or RP shall (i) withdraw, modify or change its approval or recommen dation of this Agreement or the Merger in a manner adverse to CSI, (ii) approve or recommend to the stockholders of RP an RP Acquisition Proposal or RP Alternative Transaction, (iii) approve or recommend that the stockholders of RP tender their shares in any tender or exchange offer that is an RP Alternative Transaction or (iv) take any position or make any disclosures to RP's stockholders permitted pursuant to Section 5.1 which has the effect of any of the foregoing. As used herein, "RP Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than CSI or its affiliates (an "RP Third Party") acquires or would acquire beneficial ownership or the right to acquire beneficial ownership of more than 50% of the outstanding shares of any class of equity securities of RP, whether from RP or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving RP pursuant to which any RP Third Party acquires more than 50% of the outstanding equity securities of RP or the entity surviving such merger or business combination (iii) any transaction pursuant to which any RP Third Party acquires or would acquire control of assets of RP (including for this purpose the outstanding equity securities of any of the RP Subsidiaries and securities of the entity surviving any merger or business combination to which any of the RP Subsidiaries is a party) or any of the RP Subsidiaries having a fair market value (as determined by the Board of Directors of RP in good faith) equal to more than 20% of the fair market value of all the assets of RP and the RP Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving RP or any of the RP Subsidiaries, other than the transactions contemplated by this Agreement; provided, however, that the term RP Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities.

                    7.4.3 The Board of Directors of CSI has received a CSI Superior Proposal and the Board of Directors of CSI reasonably determines in good faith (upon the advice of independent outside counsel) that a failure to terminate this Agreement and enter into an agreement to effect CSI Superior Proposal would constitute a breach of its fiduciary duties; provided that this agreement shall not be terminated pursuant to this Section 7.4.3 unless simultaneously with such termination CSI enters into a definitive acquisition, merger or similar agreement to effect the CSI Superior Proposal.

          7.5. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article 7, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Sections 5.11, 5.13, and this 7.5 and
Article 8 and the Confidentiality Agreement referred to in Section 8.4. Moreover, in the event of termination of this Agreement pursuant to Section 7.3 or 7.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from the other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

          7.6. EXTENSION; WAIVER. At any time prior to the Effective Date, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document to be delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of the party granting such extension or waiver.

ARTICLE 8. GENERAL PROVISIONS.

          8.1. NONSURVIVAL, REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger.

          8.2. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to RP:                                      If to CSI:

Royal Precision, Inc.                          Coyote Sports, Inc.
15170 North Hayden Road                        2291 Arapahoe Avenue
Scottsdale, Arizona 89260                      Boulder, Colorado  80302
Telecopier No.:  (602) 627-0206                Telecopier No.:  (303) 818-4626
Telephone No.:  (602) 627-0270                 Telephone No.:   (303) 933-6609
Attn: Chairman of the Board                    Attn: President


or to such other address as any party shall specify by written notice so given and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          8.3. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors, and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.4. ENTIRE AGREEMENT. This Agreement, the Exhibits, the CSI Disclosure Schedule, the RP Disclosure Schedule, the Confidentiality Agreement dated November 16, 1997, between RP and CSI and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. During the term of this Agreement, the Confidentiality Agreement may not be terminated by either party thereto.

          8.5. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the RP Merger by the stockholders of RP and CSI, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

          8.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

          8.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto.

          8.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

          8.9. INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

          8.10. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party giving such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

          8.11. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          8.12. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction of the matter, this being in addition to any other remedy to which they may be entitled at law or in equity.

          8.13. SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

          8.14 KNOWLEDGE. When references are made in this Agreement to any representation or warranty being "to the knowledge" of CSI or RP, or similar language, "knowledge" shall mean (a) the actual knowledge of any director or senior executive officer of such party or (b) such knowledge as any director or senior executive officer of such party could reasonably be expected to have following a reasonably comprehensive investigation of the matter subject to such representation or warranty.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.



                                        COYOTE SPORTS, INC.



                                        By: /s/ James M. Probst
                                           ----------------------------
                                           Name:   James M. Probst
                                           Title:  President and CEO

                                        RP ACQUISITION CORP.



                                        By: /s/ James M. Probst
                                           ----------------------------
                                           Name:   James M. Probst
                                           Title:


                                        ROYAL PRECISION, INC.



                                        By: /s/ Raymond J. Minella
                                           ----------------------------
                                           Name:   Raymond J. Minella
                                           Title:  Chairman of the Board

                                                                   Exhibit 1.4.1
                                                     Certificate of Designation

                                                                   Exhibit 3.4.1
                                                            Capital Stock of CSI

25,000,000 shares of Common Stock, par value $.001 per share

_______ shares of CSI Preferred Stock, par value $.001 per share*

*  Subject to the Exchange Ratio in the Merger.

                                                             Exhibit  5.14(a)(i)
                                               Stockholder Agreement Signatories

James M. Probst

Mel S. Stonebraker

Paragon Coyote Texas, Ltd.

Richard P. Johnston and Jayne A. Johnston Charitable Remainder Trust #3

David E. Johnston

Berenson Minella & Company, L.P.

Kenneth J. Warren

                                                             Exhibit 5.14(a)(ii)
                                                 RP Voting Agreement Signatories

Kenneth J. Warren

Lawrence Bain

Richard P. Johnston and Jayne A. Johnston Charitable Remainder Trust #3

Berenson Minella & Company, L.P.

David E. Johnston

Danny Edwards

Ronald L. Chambers

                                                                 Exhibit 5.14(b)
                                                CSI Voting Agreement Signatories


Paragon Coyote Texas, Ltd.

James M. Probst

Mel S. Stonebraker

         TABLE OF CONTENTS

         Page


ARTICLE 1. THE TRANSACTION....................................................1
1.1. THE MERGER...............................................................1
1.2. EFFECTIVE DATE OF THE MERGER.............................................1
1.3. TAX-FREE REORGANIZATION .................................................1
1.4. CONVERSION OF SECURITIES ................................................2
1.5. TERMS OF EXCHANGE .......................................................2
1.6. DIVIDENDS; TRANSFER TAXES ...............................................3
1.7. NO FRACTIONAL SHARES ....................................................3
1.8. STOCK OPTIONS ...........................................................4
1.9. STOCKHOLDER APPROVAL ....................................................4
1.10. CLOSING OF RP'S TRANSFER BOOKS .........................................4
1.11. ASSISTANCE IN CONSUMMATION OF THE MERGER ...............................5
1.12. CLOSING ................................................................5
1.13. ILLUSTRATIVE COMPUTATION ...............................................5


ARTICLE 2. SURVIVING CORPORATION..............................................5
2.1. CERTIFICATE OF INCORPORATION ............................................5
2.2. BY-LAWS .................................................................5
2.3. OFFICERS; BOARD OF DIRECTORS ............................................5
2.4. EFFECTS OF THE MERGER ...................................................5


ARTICLE 3. REPRESENTATIONS OF CSI.............................................6
3.1. CSI DISCLOSURE SCHEDULE .................................................6
3.2. EXISTENCE AND GOOD STANDING OF CSI ......................................6
3.3. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT .........................7
3.4. CAPITAL STOCK ...........................................................7
3.5. SUBSIDIARIES ............................................................7
3.6. NO VIOLATIONS ...........................................................7
3.7. SEC DOCUMENTS ...........................................................8
3.8. LITIGATION ..............................................................9
3.9. ABSENCE OF CERTAIN CHANGES ..............................................9
3.10. TAX MATTERS ...........................................................10
3.11. CERTAIN EMPLOYEE PLANS ................................................12
3.12. LABOR MATTERS .........................................................13
3.13. ENVIRONMENTAL LAWS AND REGULATIONS ....................................13
3.14. REAL PROPERTY .........................................................14
3.15. LIMITATION ON BUSINESS CONDUCT ........................................15
3.16. TITLE TO PROPERTY .....................................................15
3.17. INSURANCE .............................................................16
3.18. INTELLECTUAL PROPERTY .................................................16
3.19. CERTAIN CONTRACTS .....................................................16
3.20. NO BROKERS ............................................................16
3.21. CONFLICTS OF INTEREST .................................................17
3.22. PERSONAL PROPERTY .....................................................17
3.23. TAKEOVER STATUTE ......................................................17
3.24. DISCLOSURE ............................................................17
3.25. STATUS AS REORGANIZATION ..............................................17


ARTICLE 4. REPRESENTATIONS OF RP.............................................18
4.1. RP DISCLOSURE SCHEDULE .................................................18
4.2. EXISTENCE AND GOOD STANDING OF RP ......................................19
4.3. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT ........................19
4.4. CAPITAL STOCK ..........................................................20
4.5. SUBSIDIARIES ...........................................................20
4.6. NO VIOLATIONS ..........................................................20
4.7. SEC DOCUMENTS ..........................................................21
4.8. LITIGATION .............................................................21
4.9. ABSENCE OF CERTAIN CHANGES .............................................22
4.10. TAX MATTERS ...........................................................22
4.11. CERTAIN EMPLOYEE PLANS ................................................24
4.12. LABOR MATTERS .........................................................25
4.13. ENVIRONMENTAL LAWS AND REGULATIONS ....................................25
4.14. REAL PROPERTY .........................................................26
4.15. LIMITATION ON BUSINESS CONDUCT ........................................27
4.16. TITLE TO PROPERTY .....................................................27
4.17. INSURANCE .............................................................27
4.18. INTELLECTUAL PROPERTY .................................................27
4.19. CERTAIN CONTRACTS .....................................................28
4.20. NO BROKERS ............................................................28
4.21. CONFLICTS OF INTEREST .................................................28
4.22. PERSONAL PROPERTY .....................................................29
4.23. TAKEOVER STATUTE ......................................................29
4.24. DISCLOSURE ............................................................29
4.25. ADDITIONAL DISCLOSURE .................................................29


ARTICLE 5. COVENANTS.........................................................30
5.1. NO SOLICITATION BY RP ..................................................30
5.2  NO SOLICITATION BY CSI .................................................32
5.3  CONDUCT OF BUSINESSES ..................................................34
5.4  MEETINGS OF STOCKHOLDERS ...............................................37
5.5  FILINGS; OTHER ACTION ..................................................38
5.6  INSPECTION OF RECORDS; ACCESS ..........................................38
5.7  PUBLICITY ..............................................................38
5.8  REGISTRATION STATEMENT/PROXY STATEMENT .................................39
5.9  COMPLIANCE WITH THE SECURITIES ACT; RESALE PROSPECTUS ..................39
5.10. TAKEOVER PROVISIONS INAPPLICABLE ......................................41
5.11. INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENTS, ETC. ....41
5.12. FURTHER ACTION ........................................................41
5.13. FEES AND EXPENSES .....................................................41
5.14. STOCKHOLDERS' AGREEMENT; VOTING AGREEMENTS ............................43
5.15. DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION ................43
5.16. RP STOCK PLANS ........................................................43
5.17. REORGANIZATION ........................................................43


ARTICLE 6. CONDITIONS........................................................44
6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER .............44
6.2. CONDITIONS TO OBLIGATION OF RP TO EFFECT THE MERGER ....................45
6.3. CONDITIONS TO OBLIGATION OF CSI TO EFFECT THE MERGER ...................45


ARTICLE 7. TERMINATION.......................................................46
7.1. TERMINATION BY MUTUAL CONSENT ..........................................46
7.2. TERMINATION BY EITHER RP OR CSI ........................................46
7.3. TERMINATION BY RP ......................................................46
7.4. TERMINATION BY CSI .....................................................47
7.5. EFFECT OF TERMINATION AND ABANDONMENT ..................................48
7.6. EXTENSION; WAIVER ......................................................49


ARTICLE 8. GENERAL PROVISIONS................................................49
8.1. NONSURVIVAL, REPRESENTATIONS AND WARRANTIES ............................49
8.2. NOTICES ................................................................49
8.3. ASSIGNMENT; BINDING EFFECT; BENEFIT ....................................49
8.4. ENTIRE AGREEMENT .......................................................50
8.5. AMENDMENT ..............................................................50
8.6. GOVERNING LAW ..........................................................50
8.7. COUNTERPARTS ...........................................................50
8.8. HEADINGS ...............................................................50
8.9. INTERPRETATION .........................................................50
8.10. WAIVERS ...............................................................50
8.11. SEVERABILITY ..........................................................51
8.12. ENFORCEMENT OF AGREEMENT ..............................................51
8.13. SUBSIDIARIES ..........................................................51
8.14. KNOWLEDGE .............................................................51

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             ROYAL PRECISION, INC.,

                             COYOTE SPORTS, INC. AND

                              RP ACQUISITION CORP.


                          Dated as of February 2, 1999